Exhibit 4.44

EXECUTION VERSION

AMENDMENT NO. 1

AMENDMENT NO. 1 (this “Amendment”), dated as of May 22, 2023, to the Revolving Credit Agreement (2020-1AA), dated as of August 13, 2020, by and between WILMINGTON TRUST COMPANY, a Delaware trust company, not in its individual capacity but solely as Subordination Agent under the Intercreditor Agreement, as agent and trustee for the Class AA Trustee (in such capacity, together with its successors in such capacity, the “Borrower”), and BNP PARIBAS, a société anonyme organized under the laws of France, acting through its New York branch (the “Liquidity Provider”) (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”).

W I T N E S S E T H :

WHEREAS, the Borrower and the Liquidity Provider originally entered into the Credit Agreement, pursuant to which the Liquidity Provider may make certain loans and other extensions of credit to the Borrower;

WHEREAS, the Borrower and the Liquidity Provider wish to make certain amendments to the Credit Agreement as described herein; and

WHEREAS, in furtherance thereof, each party hereto hereby consents to the modifications to the Credit Agreement as set forth in Section 2 below (the Credit Agreement, as hereby modified by this Amendment, the “Amended Credit Agreement”).

NOW, THEREFORE, the parties hereto hereby agree as follows:

SECTION 1. Defined Terms. Unless otherwise defined herein, terms defined in the Amended Credit Agreement and used herein shall have the meanings given to them in the Amended Credit Agreement.

SECTION 2. Amendments. The Borrower and the Liquidity Provider agree that the Credit Agreement (excluding all Annexes thereto, each of which shall remain as in effect immediately prior to the Amendment No. 1 Effective Date (as defined below)) is, effective as of the Amendment No. 1 Effective Date, hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Amended Credit Agreement attached as Exhibit A hereto.

SECTION 3. Conditions to Effectiveness. This Amendment shall become effective on and as of the date (the “Amendment No. 1 Effective Date”) upon which the following conditions shall have been satisfied (or waived in accordance with Section 7.01 of the Credit Agreement):

(a) The Liquidity Provider shall have received this Amendment, executed and delivered by a duly authorized officer of the Borrower and the Liquidity Provider; and

(b) The Borrower shall have paid all fees and all reasonable and documented expenses required to be paid on or before the Amendment No. 1 Effective Date (including all fees, charges and disbursements of counsel to the Liquidity Provider (directly to such counsel if requested by the Liquidity Provider)).

SECTION 4. Representations and Warranties. On and as of the Amendment No. 1 Effective Date, after giving effect to this Amendment, the Borrower hereby represents and warrants to the Liquidity Provider that this Amendment has been duly authorized by all necessary corporate or other organizational action. This Amendment has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 5. No Other Amendment or Waivers; Confirmation. This Amendment shall not constitute a novation of any of the obligations under the Credit Agreement. Except as expressly provided hereby, all of the terms and provisions of the Credit Agreement are and shall remain in full force and effect. The amendments contained herein shall not be construed as an amendment or waiver of any other provision of the Amended Credit Agreement or for any purpose except as expressly set forth herein or a consent to any further or future action on the part of the Borrower that would require the waiver or consent of the Liquidity Provider.

SECTION 6. GOVERNING LAW; WAIVER OF JURY TRIAL. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. EACH PARTY HERETO HEREBY AGREES AS SET FORTH IN SECTION 7.11 OF THE AMENDED CREDIT AGREEMENT AS IF SUCH SECTION WAS SET FORTH IN FULL HEREIN.

SECTION 7. Miscellaneous. (a) This Amendment may be executed in counterparts in accordance with Section 7.12 of the Credit Agreement (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Amendment.

(b) The provisions of this Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including permitted assignees of Advances in whole or in part prior to effectiveness hereof).

SECTION 8. Severability. If any provision of this Amendment or the Amended Credit Agreement is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Amendment and the Amended Credit Agreement shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 9. Headings. Section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

SECTION 10. Borrower Acknowledgments. (a) The Borrower hereby (i) expressly acknowledges the terms of the Amended Credit Agreement, (ii) ratifies and affirms its obligations under the Amended Credit Agreement, (iii) acknowledges, renews and extends its continued liability under the Amended Credit Agreement and agrees the Amended Credit Agreement remains in full force and effect and (iv) further confirms that the Amended Credit Agreement is and shall continue to be in full force and effect and the same is hereby ratified and confirmed in all respects.

(b) The Borrower hereby reaffirms, as of the Amendment No. 1 Effective Date, the covenants and agreements contained in the Amended Credit Agreement, including, such covenants and agreements as in effect immediately after giving effect to this Amendment and the transactions contemplated thereby.

(c) From and after the Amendment No. 1 Effective Date, each reference in the Credit Agreement to “hereunder,” “hereof,” “this Agreement” or words of like import shall, unless the context otherwise requires, mean and be a reference to the Credit Agreement as amended by this Amendment.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Subordination Agent, as agent and trustee for the Class AA Trust, as Borrower

By:	/s/ Adam R. Vogelsong
Name: Adam R. Vogelsong
Title: Vice President

[Signature Page to Amendment No. 1 to the Revolving Credit Agreement (2020-1 AA)]

BNP PARIBAS, as Liquidity Provider

By:	/s/ Steven Parsons
Name: Steven Parsons
Title: Managing Director

By:	/s/ Chris Fukuoka
Name: Chris Fukuoka
Title: Director

[Signature Page to Amendment No. 1 to the Revolving Credit Agreement (2020-1 AA)]

Exhibit A

Amended Credit Agreement

[Attached]

As amended pursuant to Amendment No. 1, dated as of May 22, 2023

~~Execution Version~~

REVOLVING CREDIT AGREEMENT

(2020-1AA)

Dated as of August 13, 2020

between

WILMINGTON TRUST COMPANY,

as Subordination Agent,

as agent and trustee for the trustee of

FedEx Pass Through Trust 2020-1AA,

as Borrower

and

BNP PARIBAS, acting through its New York Branch,

as Liquidity Provider

FedEx Pass Through Trust 2020-1AA

FedEx

Pass Through Certificates, Series 2020-1AA

Table of Contents

Page

ARTICLE I	DEFINITIONS	~~3~~1

Section 1.01	Definitions	~~3~~1

ARTICLE II	AMOUNT AND TERMS OF THE COMMITMENT	~~13~~16

Section 2.01	The Advances	~~13~~16

Section 2.02	Making of Advances	~~13~~16

Section 2.03	Fees	~~16~~18

Section 2.04	Reduction or Termination of the Maximum Commitment	~~16~~18

Section 2.05	Repayments of Interest Advances, the Special Termination Advance or the Final Advance	~~16~~19

Section 2.06	Repayments of Provider Advances	~~17~~20

Section 2.07	Payments to the Liquidity Provider Under the Intercreditor Agreement	~~19~~21

Section 2.08	Book Entries	~~19~~21

Section 2.09	Payments from Available Funds Only	~~19~~21

Section 2.10	Extension of the Expiry Date; Non-Extension Advance	~~20~~22

ARTICLE III	OBLIGATIONS OF THE BORROWER	~~20~~22

Section 3.01	Increased Costs	~~20~~22

Section 3.02	Reserved	~~21~~23

Section 3.03	Withholding Taxes	~~21~~24

Section 3.04	Payments	~~23~~25

Section 3.05	Computations	~~23~~26

Section 3.06	Payment on Non-Business Days	~~23~~26

Section 3.07	Interest	~~24~~26

Section 3.08	Replacement of Borrower	~~26~~28

Section 3.09	Funding Loss Indemnification	~~26~~28

Section 3.10	Illegality	~~26~~29

Section 3.11	Benchmark Replacement	29

ARTICLE IV	CONDITIONS PRECEDENT	~~27~~31

Section 4.01	Conditions Precedent to Effectiveness of Section 2.01	~~27~~31

Section 4.02	Conditions Precedent to Borrowing	~~29~~33

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Revolving Credit Agreement (Class AA) (2020-1 EETC)

Section 4.03	Representations and Warranties	~~29~~33

ARTICLE V	COVENANTS	~~29~~33

Section 5.01	Affirmative Covenants of the Borrower	~~29~~33

Section 5.02	Negative Covenants of the Borrower	~~30~~34

ARTICLE VI	LIQUIDITY EVENTS OF DEFAULT AND SPECIAL TERMINATION	~~30~~34

Section 6.01	Liquidity Events of Default	~~30~~34

ARTICLE VII	MISCELLANEOUS	~~30~~35

Section 7.01	No Oral Modifications or Continuing Waivers	~~30~~35

Section 7.02	Notices	~~31~~35

Section 7.03	No Waiver; Remedies	~~32~~36

Section 7.04	Further Assurances	~~32~~37

Section 7.05	Indemnification; Survival of Certain Provisions	~~32~~37

Section 7.06	Liability of the Liquidity Provider	~~33~~37

Section 7.07	Certain Costs and Expenses	~~34~~38

Section 7.08	Binding Effect; Participations	~~34~~38

Section 7.09	Severability	~~36~~40

Section 7.10	Governing Law	~~36~~40

Section 7.11	Submission to Jurisdiction; Waiver of Jury Trial; Waiver of Immunity	~~36~~41

Section 7.12	Counterparts	~~37~~42

Section 7.13	Entirety	~~38~~42

Section 7.14	Headings	~~38~~42

Section 7.15	Liquidity Provider’s Obligation to Make Advances	~~38~~42

Section 7.16	Patriot Act	~~38~~42

Section 7.17	Acknowledgment and Consent to Bail-In of EEA Financial Institutions	~~38~~42

Section 7.18	Head Office Obligations	~~39~~43

Section 7.19	Rates	43

ii

Revolving Credit Agreement (Class AA) (2020-1 EETC)

REVOLVING CREDIT AGREEMENT

(2020-1AA)

This REVOLVING CREDIT AGREEMENT (2020-1AA), dated as of August 13, 2020, is made by and between WILMINGTON TRUST COMPANY, a Delaware trust company, not in its individual capacity but solely as Subordination Agent (such term and other capitalized terms used herein without definition being defined as provided in Article I) under the Intercreditor Agreement (as defined below), as agent and trustee for the Class AA Trustee (in such capacity, together with its successors in such capacity, the “Borrower”), and BNP PARIBAS, a société anonyme organized under the laws of France, acting through its New York branch (the “Liquidity Provider”).

W I T N E S E T H:

WHEREAS, pursuant to the Class AA Trust Agreement, the Class AA Trust is issuing the Class AA Certificates; and WHEREAS, the Borrower, in order to support the timely payment of a portion of the interest on the Class AA Certificates in accordance with their terms, has requested the Liquidity Provider to enter into this Agreement, providing in part for the Borrower to request in specified circumstances that Advances be made hereunder;

NOW, THEREFORE, in consideration of the mutual agreements herein contained, and of other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Definitions. (a) The definitions stated herein apply equally to both the singular and the plural forms of the terms defined.

(b) All references in this Agreement to designated “Articles”, “Sections”, “Annexes” and other subdivisions are to the designated Article, Section, Annex or other subdivision of this Agreement, unless otherwise specifically stated.

(c) The words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section, Annex or other subdivision.

(d) Unless the context otherwise requires, whenever the words “including”, “include” or “includes” are used herein, it shall be deemed to be followed by the phrase “without limitation”.

(e) All references in this Agreement to a Person shall include successors and permitted assigns of such Person.

Revolving Credit Agreement (Class AA) (2020-1 EETC)

(f) For the purposes of this Agreement, unless the context otherwise requires, the following capitalized terms shall have the following meanings:

“Adjusted Term SOFR” means, for purposes of any calculation and subject to the provisions of Section 3.11(a), the rate per annum equal to (a) Term SOFR for such calculation plus (b) the Term SOFR Adjustment; provided that if Adjusted Term SOFR as so determined shall ever be less than the Floor, then Adjusted Term SOFR shall be deemed to be the Floor.

“Advance” means an Interest Advance, a Final Advance, a Provider Advance, an Unapplied Provider Advance, an Applied Provider Advance, a Special Termination Advance, an Unapplied Special Termination Advance, an Applied Special Termination Advance or an Unpaid Advance, as the case may be.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Agreement” means this Agreement, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Applicable Liquidity Rate” has the meaning specified in Section 3.07(h).

“Applicable Margin” means (a) with respect to any Interest Advance, Final Advance, Applied Provider Advance or Applied Special Termination Advance, 2.50% per annum, (b) with respect to any Unapplied Provider Advance, the rate per annum specified in the Fee Letter or (c) with respect to any Unapplied Special Termination Advance, the rate per annum specified in the Fee Letter.

“Applied Downgrade Advance” has the meaning specified in Section 2.06(a).

“Applied Non-Extension Advance” has the meaning specified in Section 2.06(a).

“Applied Provider Advance” means an Applied Downgrade Advance or an Applied Non- Extension Advance.

“Applied Special Termination Advance” has the meaning specified in Section 2.05.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 3.11(d).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

Revolving Credit Agreement (Class AA) (2020-1 EETC)

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Base Rate” means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the sum of (a) the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System ~~arranged by Federal funds brokers~~, as published for each day in the period for which the Base Rate is to be determined (or, if such day is not a Business Day, for the preceding Business Day) by the Federal Reserve Bank of New York~~, or if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Liquidity Provider from three Federal funds brokers of recognized standing selected by it (and reasonably satisfactory to FedEx)~~ plus (b) one-quarter of one percent (0.25%).

“Base Rate Advance” means an Advance that bears interest at a rate based upon the Base Rate.

“Benchmark ” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 3.11(a).

“Benchmark Replacement ~~Event~~” means, ~~in respect of the London Interbank Offered Rate or any successor~~with respect to any Benchmark Transition Event, the first alternative set forth in the order below that can be determined by the Liquidity Provider for the applicable Benchmark Replacement ~~Rate, an event where the applicable administrator (or other applicable source) for such rate permanently or indefinitely ceases to provide such rate, without any successor administrator (or other applicable source) continuing to provide such rate.~~Date:

~~“Benchmark Replacement Rate” means, following the occurrence of a Benchmark Replacement Event (with respect to the London Interbank Offered Rate or any then applicable successor Benchmark Replacement Rate (the “Terminating Rate”)), or at the request of FedEx Express or the Liquidity Provider in anticipation thereof following any applicable public statement from the administrator or regulatory supervisor (or other applicable authority or source) identifying a specific date for occurrence of such Benchmark Replacement Event, an applicable alternate rate of interest (including any relevant adjusting spread) to such Terminating Rate that gives due consideration to (i) the then prevailing market convention for determining a rate of interest for U.S. dollar-denominated credit facilities at such time (as the applicable~~

Revolving Credit Agreement (Class AA) (2020-1 EETC)

~~market replacement for such Terminating Rate) and (ii) the requirements under proposed U.S. Treasury regulations section 1.1001-6 and any successor regulations or guidance relating thereto, to the extent applicable, for the replacement of such Terminating Rate with such alternate rate of interest and any associated alteration not to be treated as a taxable exchange for U.S. federal income tax purposes, as determined pursuant to mutual written agreement of FedEx Express and the Liquidity Provider, each acting reasonably.~~

(a) the sum of (i) Daily Simple SOFR and (ii) 0.11448% (11.448 basis points); or

(b) the sum of: (i) the alternate benchmark rate that has been selected by the Liquidity Provider and FedEx giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated bilateral credit facilities and (ii) the related Benchmark Replacement Adjustment.

If the Benchmark Replacement as determined pursuant to clause (a) or (b) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Liquidity Provider and FedEx giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated bilateral credit facilities at such time.

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof); or

Revolving Credit Agreement (Class AA) (2020-1 EETC)

(b) in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which all Available Tenors of such Benchmark (or the published component used in the calculation thereof) has been or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) have been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, if such Benchmark is a term rate, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof);

(b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof); or

Revolving Credit Agreement (Class AA) (2020-1 EETC)

(c) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, if such Benchmark is a term rate, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder in accordance with Section 3.11 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder in accordance with Section 3.11.

“Borrower” has the meaning specified in the introductory paragraph to this Agreement.

“Borrowing” means the making of Advances requested by delivery of a Notice of Borrowing.

“Business Day” means any day other than a Saturday, a Sunday or a day on which commercial banks are required or authorized to close in New York, New York, Wilmington, Delaware, or, so long as any Class AA Certificate is outstanding, the city and state in which the Class AA Trustee, the Borrower or any related Loan Trustee maintains its Corporate Trust Office or receives or disburses funds~~, and, if the applicable Business Day relates to any Advance or other amount bearing interest based on the LIBOR Rate, on which dealings are carried on in the London interbank market~~.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Conforming Changes” means, with respect to either the use or administration of Adjusted Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 3.09 and other technical, administrative or operational matters) that the Liquidity Provider, in consultation with the Borrower and FedEx (the period for such consultation not to exceed thirty (30) days), decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Liquidity Provider in a manner substantially consistent

Revolving Credit Agreement (Class AA) (2020-1 EETC)

with market practice (or, if the Liquidity Provider decides that adoption of any portion of such market practice is not administratively feasible or if the Liquidity Provider determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Liquidity Provider, in consultation with the Borrower and FedEx (the period for such consultation not to exceed thirty (30) days), decides is reasonably necessary in connection with the administration of this Agreement).

“Covered Taxes” means any Taxes imposed by the United States, or any political subdivision or taxing authority thereof or therein, that are required by law to be deducted or withheld from any amounts payable to the Liquidity Provider under this Agreement other than (i) any such Tax on, based on or measured by net income, franchises or conduct of business, (ii) any such Tax imposed, levied, withheld or assessed as a result of any connection between the Liquidity Provider and the United States or such political subdivision or taxing authority, other than a connection arising solely from the Liquidity Provider’s having executed, delivered, performed its obligations or received a payment under, or enforced, any Operative Agreement, any such Tax attributable to the inaccuracy in or breach by the Liquidity Provider of any of its representations, warranties or covenants contained in any Operative Agreement to which it is a party or the inaccuracy of any form, certificate or document furnished pursuant thereto, (iv) any such withholding Taxes imposed by the United States except to the extent such withholding Taxes would not have been required to be deducted or withheld from payments hereunder but for a change after the date hereof in the Code or the Treasury Regulations thereunder that affects the exemption for income that is effectively connected with the conduct of a trade or business within the United States, (v) any withholding Taxes imposed by the United States which are imposed or increased as a result of the Liquidity Provider failing to deliver to the Borrower any form, certificate or document (which form, certificate or document, in the good faith judgment of the Liquidity Provider, it is legally entitled to provide) which is reasonably requested by the Borrower to establish that payments under this Agreement are exempt from (or entitled to a reduced rate of) withholding Tax, (vi) any such Taxes that would not have been imposed but for any change in the Lending Office without the prior written consent of FedEx (such consent not to be unreasonably withheld), or (vii) any Taxes imposed under FATCA.

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Liquidity Provider, in consultation with the Borrower and FedEx (the period for such consultation not to exceed thirty (30) days), in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for business loans; provided that if the Liquidity Provider decides that any such convention is not administratively feasible for the Liquidity Provider, then the Liquidity Provider may, in consultation with the Borrower and FedEx (the period for such consultation not to exceed thirty (30) days), establish another convention in its reasonable discretion.

“Downgrade Advance” means an Advance made pursuant to Section 2.02(b)(ii).

“Downgrade Event” means any downgrading of, or any suspension or withdrawal of any applicable rating of, the Liquidity Provider by any Rating Agency such that after such

Revolving Credit Agreement (Class AA) (2020-1 EETC)

downgrading, suspension or withdrawal the Liquidity Provider does not have the minimum Long-Term Rating specified for such Rating Agency in the definition of “Threshold Rating”. The occurrence of a Downgrade Event shall be determined separately for each Rating Agency. For the avoidance of doubt, a Downgrade Event shall not occur with respect to a Rating Agency so long as the Liquidity Provider has either of the applicable Threshold Ratings specified for such Rating Agency.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country that is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country that is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country that is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” has the meaning specified in Section 4.01. The delivery of the certificate of the Liquidity Provider contemplated by Section 4.01(e) shall be conclusive evidence that the Effective Date has occurred.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Excluded Taxes” means (a) Taxes imposed on the overall net income of the Liquidity Provider, (b) Taxes imposed on the “effectively connected income” of its Lending Office, (c) Covered Taxes that are indemnified pursuant to Section 3.03 hereof, and (d) Taxes described in clauses (i) through (vii) in the definition of “Covered Taxes”.

“Expenses” means liabilities, obligations, losses, damages, costs, penalties, claims, actions, suits, expenses and disbursements (including, without limitation, reasonable fees and disbursements of legal counsel), provided that Expenses shall not include any Taxes other than sales, use and V.A.T. taxes imposed on fees and expenses payable pursuant to Section 7.07.

“Expiry Date” means the earlier of (a) the anniversary date of the Closing Date immediately following the date on which the Liquidity Provider has provided a Non-Extension Notice to the Borrower pursuant to Section 2.10 and (b) the 15th day after the Final Legal Distribution Date of the Class AA Certificates.

“FATCA” means Sections 1471 through 1474 of the Code as of the date of this Agreement (or any amended or successor provisions that are substantively comparable and not

Revolving Credit Agreement (Class AA) (2020-1 EETC)

materially more onerous to comply with); any current or future regulations or official interpretations thereof; any agreements entered into pursuant to Section 1471(b)(1) of the Code; any intergovernmental agreement entered into in connection with any of the foregoing; and any fiscal or regulatory legislation, rules or practices adopted pursuant to any such intergovernmental agreement.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States.

“Final Advance” means an Advance made pursuant to Section 2.02(c).

“Floor ” means a rate of interest equal to 0%.

“Head Office” has the meaning specified in Section 7.18.

“Increased Cost” has the meaning specified in Section 3.01.

“Intercreditor Agreement” means the Intercreditor Agreement, dated as of the date hereof, among the Trustees, the Liquidity Provider, the liquidity provider under each Liquidity Facility (other than this Agreement), and the Subordination Agent, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Interest Advance” means an Advance made pursuant to Section 2.02(a).

“Interest Period” means, with respect to any ~~LIBOR~~SOFR Advance, each of the following periods:

(i) the period beginning on the third Business Day following either (A) the Liquidity Provider’s receipt of the Notice of Borrowing for such ~~LIBOR~~SOFR Advance or (B) the date of the withdrawal of funds from the Class AA Cash Collateral Account for the purpose of paying interest on the Class AA Certificates as contemplated by Section 2.06(a) hereof and, in each case, ending on the next succeeding Regular Distribution Date; and

(ii) each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the next succeeding Regular Distribution Date;

provided, however, that if (x) the Final Advance shall have been made pursuant to Section 2.02(c) or (y) other outstanding Advances shall have been converted into the Final Advance pursuant to Section 6.01(a), then the Interest Periods shall be successive periods of one month beginning on (A) the third Business Day following the Liquidity Provider’s receipt of the Notice of Borrowing for such Final Advance (in the case of clause (x) above) or (B) the Regular Distribution Date following such conversion (in the case of clause (y) above).

“Lending Office” means the lending office of the Liquidity Provider through which it acts for purposes of this Agreement, which is presently located at 525 Washington Blvd # 600,

Revolving Credit Agreement (Class AA) (2020-1 EETC)

Jersey City, NJ 07310 or such other lending office as the Liquidity Provider from time to time shall notify the Borrower as its lending office hereunder; provided that the Liquidity Provider shall not change its Lending Office without the prior written consent of FedEx (such consent not to be unreasonably withheld).

~~“LIBOR Advance” means an Advance bearing interest at a rate based upon the LIBOR Rate.~~

~~“LIBOR Rate” means, with respect to any Interest Period, (a) the interest rate per annum equal to the London Interbank Offered Rate per annum administered by ICE Benchmark Administration Limited (or any other successor person which takes over administration of that rate) for Dollar deposits, which rate is displayed on the Reuters Screen LIBOR01 (or such other page or screen as may replace such Reuters Screen) at approximately 11:00 a.m. (London time) on the day that is two Business Days prior to the first day of such Interest Period, for a period comparable to such Interest Period, or (b) if no such rate appears on such Reuters Screen (or otherwise as aforesaid), the interest rate per annum equal to the average (rounded up, if necessary, to the nearest 1/100th of 1%) of the rates per annum at which deposits in Dollars are offered by the Reference Banks (or, if fewer than all of the Reference Banks are quoting a rate for deposits in Dollars for the applicable period and amount, such fewer number of Reference Banks) at approximately 11:00 a.m. (London time) on the day that is two Business Days prior to the first day of such Interest Period to prime banks in the London interbank market for a period comparable to such Interest Period and in an amount approximately equal to the principal amount of the LIBOR Advance to be outstanding during such Interest Period, or (c) if none of the Reference Banks is quoting a rate for deposits in Dollars in the London interbank market for such a period and amount, the interest rate per annum equal to the average (rounded up, if necessary, to the nearest 1/100th of 1%) of the rates at which deposits in Dollars are offered by the principal New York offices of the Reference Banks (or, if fewer than all of the Reference Banks are quoting a rate for deposits in Dollars in the New York interbank market for the applicable period and amount, such fewer number of Reference Banks) at approximately 11:00 a.m. (New York time) on the day that is two Business Days prior to the first day of such Interest Period to prime banks in the New York interbank market for a period comparable to such Interest Period and in an amount approximately equal to the principal amount of the LIBOR Advance to be outstanding during such Interest Period, or (d) if none of the principal New York offices of the Reference Banks is quoting a rate for deposits in Dollars in the New York interbank market for the applicable period and amount, the Base Rate; provided that, if a Benchmark Replacement Event has occurred (or an applicable Benchmark Replacement Rate has otherwise been established with agreed effectiveness prior to such Benchmark Replacement Event), the LIBOR Rate shall be the lower of (i) the Base Rate and (ii) the Benchmark Replacement Rate (if then established and effective); provider, further, that, if the LIBOR Rate determined as provided above with respect to any LIBOR Advance for any Interest Period would be less than zero, then the LIBOR Rate with respect to such LIBOR Advance shall be deemed to be zero.~~

“Liquidity Event of Default” means the occurrence of either (a) the Acceleration of all of the Equipment Notes or (b) a FedEx Bankruptcy Event.

Revolving Credit Agreement (Class AA) (2020-1 EETC)

“Liquidity Indemnitee” means the Liquidity Provider, its directors, officers, employees and agents, and its successors and permitted assigns.

“Liquidity Provider” has the meaning specified in the introductory paragraph to this Agreement.

“Maximum Available Commitment” means, subject to the proviso contained in the third sentence of Section 2.02(a), at any time of determination, (a) the Maximum Commitment at such time less (b) the aggregate amount of each Interest Advance outstanding at such time; provided that, subject to Section 2.06(d), following a Provider Advance, a Special Termination Advance or a Final Advance, the Maximum Available Commitment shall be zero.

“Maximum Commitment” means $27,634,896.00, as the same may be reduced from time to time in accordance with Section 2.04(a).

“Non-Extension Advance” means an Advance made pursuant to Section 2.02(b)(i).

“Non-Extension Notice” has the meaning specified in Section 2.10.

“Notice of Borrowing” has the meaning specified in Section 2.02(e).

“Notice of Replacement Subordination Agent” has the meaning specified in Section 3.08.

“Participation” has the meaning specified in Section 7.08(b).

“Performing Note Deficiency” means any time that less than 65% of the then aggregate outstanding principal amount of all Series AA Equipment Notes and Series A Equipment Notes are Performing Equipment Notes.

“Permitted Transferee” means any Person that:

(a)	is not a commercial air carrier, FedEx or any affiliate of FedEx; and

(b)	is any one of:

  (1) a commercial banking institution organized under the laws of the United States or any state thereof or the District of Columbia;

  (2) a commercial banking institution that (x) is organized under the laws of France, Germany, The Netherlands, Switzerland or the United Kingdom, (y) is entitled on the date it acquires any Participation to a complete exemption from United States federal income Taxes for all income derived by it from the transactions contemplated by the Operative Agreements under an income tax treaty, as in effect on such date, between the United States and such jurisdiction of its organization and (z) is engaged in the active conduct of a banking business in such jurisdiction of its organization, holds its

Revolving Credit Agreement (Class AA) (2020-1 EETC)

Participation in connection with such banking business in such jurisdiction and is regulated as a commercial banking institution by the appropriate regulatory authorities in such jurisdiction; or

(3) a commercial banking institution that (x) is organized under the laws of Canada, France, Germany, Ireland, Japan, Luxembourg, The Netherlands, Sweden, Switzerland or the United Kingdom and (y) is entitled on the date it acquires any Participation to a complete exemption from withholding of United States federal income Taxes for all income derived by it from the transactions contemplated by the Operative Agreements under laws as in effect on such date by reason of such income being effectively connected with the conduct of a trade or business within the United States.

“Periodic Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.

“Prospectus Supplement” means the Prospectus Supplement, dated July 30, 2020, relating to the Class AA Certificates, as such Prospectus Supplement may be amended or supplemented.

“Provider Advance” means a Downgrade Advance or a Non-Extension Advance.

“Rate Determination Notice” has the meaning specified in Section 3.07(g).

~~“Reference Banks” means the principal London offices of: Deutsche Bank AG; Citibank, N.A. and JPMorgan Chase Bank; and/or such other or additional banking institutions as may be designated from time to time by mutual agreement of FedEx and the Liquidity Provider.~~

“Regulatory Change” means (x) the enactment, adoption or promulgation, after the date of this Agreement, of any law or regulation or the adoption or making of any interpretations, directives or requirements applying to a class of banks including the Liquidity Provider, in each by a United States federal or state government or by any government having jurisdiction over the Liquidity Provider, or any change, after the date of this Agreement, in any such law, regulation, interpretation, directive or requirements, or in the interpretation thereof by any governmental authority, court, central bank or comparable agency of the United States or any government having jurisdiction over the Liquidity Provider charged with responsibility for the administration or application thereof, that shall impose, modify or deem applicable, or (y) the compliance by the Liquidity Provider (or its Head Office) with any applicable direction or requirement (whether or not having the force of law) of any central bank or competent governmental or other authority, after the date of this Agreement, with respect to: (a) any reserve, special deposit or similar requirement against extensions of credit or other assets of, or deposits with or other liabilities of, the Liquidity Provider including, or by reason of, the Advances, or (b) any capital adequacy requirement requiring the maintenance by the Liquidity Provider of additional capital in respect of any Advances or the Liquidity Provider’s obligation to make any such Advances, or (c) any requirement to maintain liquidity or liquid assets in respect of the Liquidity Provider’s obligation to make any such Advances, or (d) any Taxes (other than Excluded Taxes) with respect to the

Revolving Credit Agreement (Class AA) (2020-1 EETC)

amounts payable or paid hereunder to the Liquidity Provider or any change in the basis of taxation of any amounts payable hereunder to the Liquidity Provider (other than in respect of Excluded Taxes).

“Relevant Governmental Body” means the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto.

“Replenishment Amount” has the meaning specified in Section 2.06(b).

“Required Amount” means, for any day, the sum of the aggregate amount of interest, calculated at the rate per annum equal to the Stated Interest Rate for the Class AA Certificates on the basis of a 360-day year comprised of twelve 30-day months, that would be distributable on the Class AA Certificates on each of the three successive semiannual Regular Distribution Dates immediately following such day or, if such day is a Regular Distribution Date, on such day and the succeeding two semiannual Regular Distribution Dates, in each case calculated on the basis of the Pool Balance of the Class AA Certificates on such day and without regard to expected future distributions of principal on the Class AA Certificates.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“SOFR ” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Advance” means an Advance that bears interest at a rate based on Adjusted Term SOFR in accordance with this Agreement.

“Special Termination Advance” means an Advance made pursuant to Section 2.02(d).

“Special Termination Notice” means the Notice of Special Termination substantially in the form of Annex VII to this Agreement.

“Term SOFR” means, for any calculation with respect to a SOFR Advance, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR

Revolving Credit Agreement (Class AA) (2020-1 EETC)

Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day.

“Term SOFR Adjustment” means a percentage equal to 0.42826% per annum.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Liquidity Provider in its reasonable discretion).

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Termination Date” means the earliest to occur of the following: (i) the Expiry Date; (ii) the date on which the Borrower delivers to the Liquidity Provider a certificate, signed by a Responsible Officer of the Borrower, certifying that all of the Class AA Certificates have been paid in full (or provision has been made for such payment in accordance with the Intercreditor Agreement and the Class AA Trust Agreement) or are otherwise no longer entitled to the benefits of this Agreement; (iii) the date on which the Borrower delivers to the Liquidity Provider a certificate, signed by a Responsible Officer of the Borrower, certifying that a Replacement Liquidity Facility has been substituted for this Agreement in full pursuant to Section 3.05(e) of the Intercreditor Agreement; (iv) the fifth Business Day following the receipt by the Borrower of a Termination Notice or a Special Termination Notice from the Liquidity Provider pursuant to Section 6.01(a) or 6.01(b), as applicable; and (v) the date on which no Advance is or may (including by reason of reinstatement as herein provided) become available for a Borrowing hereunder.

“Termination Notice” means the Notice of Termination substantially in the form of Annex VI to this Agreement.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended ~~form~~from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unapplied Advance” has the meaning specified in Section 3.07(e).

“Unapplied Downgrade Advance” means the portion of any Downgrade Advance that is not an Applied Downgrade Advance.

Revolving Credit Agreement (Class AA) (2020-1 EETC)

“Unapplied Non-Extension Advance” means the portion of any Non-Extension Advance that is not an Applied Non-Extension Advance.

“Unapplied Provider Advance” means the portion of any Provider Advance that is not an Applied Provider Advance.

“Unapplied Special Termination Advance” means the portion of any Special Termination Advance that is not an Applied Special Termination Advance.

“Unpaid Advance” has the meaning specified in Section 2.05.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which ~~write- down~~write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

For the purposes of this Agreement, the following terms shall have the respective meanings specified in the Intercreditor Agreement:

“Acceleration”, “Additional Certificates”, “Aircraft”, “Certificate”, “Class AA Cash Collateral Account” “Class AA Certificates”, “Class AA Certificateholders”, “Class AA Trust”, “Class AA Trust Agreement”, “Class AA Trustee”, “Closing Date”, “Collection Account”, “Corporate Trust Office”, “Distribution Date”, “Dollars”, “Downgrade Drawing”, “Downgraded Facility”, “Equipment Notes”, “FedEx”, “FedEx Bankruptcy Event”, “Fee Letter”, “Final Legal Distribution Date”, “Indenture”, “Interest Payment Date”, “Investment Earnings”, “Liquidity Facility”, “Loan Trustee”, “Long-Term Rating”, “Non- Extended Facility”, “Operative Agreements”, “Participation Agreements”, “Performing Equipment Note”, “Person”, “Pool Balance”, “Rating Agencies”, “Regular Distribution Date”, “Replacement Liquidity Facility”, “Responsible Officer”, “Scheduled Payment”, “Series AA Equipment Notes”, “Series A Equipment Notes”, “Special Payment”, “Stated Interest Rate”, “Subordination Agent”, “Taxes”, “Threshold Rating”, “Treasury Regulations”, “Trust Agreement”, “Trustee”, “Underwriters”, “Underwriting Agreement”, and “United States”.

Revolving Credit Agreement (Class AA) (2020-1 EETC)

ARTICLE II

AMOUNT AND TERMS OF THE COMMITMENT

Section 2.01 The Advances. The Liquidity Provider hereby irrevocably agrees, on the terms and conditions hereinafter set forth, to make Advances to the Borrower from time to time on any Business Day during the period from the Effective Date until 12:00 noon (New York City time) on the Expiry Date (unless the obligations of the Liquidity Provider shall be earlier terminated in accordance with the terms of Section 2.04(b)) in an aggregate amount at any time outstanding not to exceed the Maximum Commitment.

Section 2.02 Making of Advances. (a) Each Interest Advance shall be made by the Liquidity Provider upon delivery to the Liquidity Provider of a written and completed Notice of Borrowing in substantially the form of Annex I, signed by a Responsible Officer of the Borrower, such Interest Advance to be in an amount not exceeding the Maximum Available Commitment at such time and used solely for the payment when due of interest with respect to the Class AA Certificates at the Stated Interest Rate therefor in accordance with Section 3.05(a) and 3.05(b) of the Intercreditor Agreement. Each Interest Advance made hereunder shall automatically reduce the Maximum Available Commitment and the amount available to be borrowed hereunder by subsequent Advances by the amount of such Interest Advance (subject to reinstatement as provided in the next sentence). Upon repayment to the Liquidity Provider in full or in part of the amount of any Interest Advance made pursuant to this Section 2.02(a), together with accrued interest thereon (as provided herein), the Maximum Available Commitment shall be reinstated by an amount equal to the amount of such Interest Advance so repaid, but not to exceed the Maximum Commitment; provided, however, that the Maximum Available Commitment shall not be so reinstated at any time if (x) both a Performing Note Deficiency exists and a Liquidity Event of Default shall have occurred and be continuing or (y) a Final Advance, a Downgrade Advance, a Non-Extension Advance or a Special Termination Advance shall have occurred, except as provided in Section 2.06(d) with respect to a Downgrade Drawing.

(b)     (i) A Non-Extension Advance shall be made by the Liquidity Provider in a single Borrowing if this Agreement is not extended in accordance with Section 3.05(d) of the Intercreditor Agreement unless a Replacement Liquidity Facility to replace this Agreement shall have been previously delivered to the Borrower in accordance with said Section 3.05(d), upon delivery to the Liquidity Provider of a written and completed Notice of Borrowing in substantially the form of Annex II, signed by a Responsible Officer of the Borrower, in an amount equal to the Maximum Available Commitment at such time, and shall be used to fund the Class AA Cash Collateral Account in accordance with Sections 3.05(d) and 3.05(f) of the Intercreditor Agreement.

(ii) A Downgrade Advance shall be made by the Liquidity Provider in a single Borrowing upon this Liquidity Facility becoming a Downgraded Facility (as provided for in Section 3.05(c) of the Intercreditor Agreement) unless a Replacement Liquidity Facility to replace this Agreement

Revolving Credit Agreement (Class AA) (2020-1 EETC)

shall have been previously delivered to the Borrower in accordance with said Section 3.05(c), upon delivery to the Liquidity Provider of a written and completed Notice of Borrowing in substantially the form of Annex III, signed by a Responsible Officer of the Borrower, in an amount equal to the Maximum Available Commitment at such time, and shall be used to fund the Class AA Cash Collateral Account in accordance with Sections 3.05(c) and 3.05(f) of the Intercreditor Agreement.

(c) A Final Advance shall be made by the Liquidity Provider in a single Borrowing following the receipt by the Borrower of a Termination Notice from the Liquidity Provider pursuant to Section 6.01(a) upon delivery to the Liquidity Provider of a written and completed Notice of Borrowing in substantially the form of Annex IV, signed by a Responsible Officer of the Borrower, in an amount equal to the Maximum Available Commitment at such time, and shall be used to fund the Class AA Cash Collateral Account in accordance with Sections 3.05(f) and 3.05(i) of the Intercreditor Agreement.

(d) A Special Termination Advance shall be made in a single Borrowing upon the receipt by the Borrower of a Special Termination Notice from the Liquidity Provider pursuant to Section 6.01(b), by delivery to the Liquidity Provider of a written and completed Notice of Borrowing in substantially the form of Annex V, signed by a Responsible Officer of the Borrower, in an amount equal to the Maximum Available Commitment at such time, and shall be used to fund the Class AA Cash Collateral Account in accordance with Section 3.05(f) and Section 3.05(k) of the Intercreditor Agreement.

(e) Each Borrowing shall be made by notice in writing (a “Notice of Borrowing”) in substantially the form required by Section 2.02(a), 2.02(b), 2.02(c) or 2.02(d), as the case may be, given by the Borrower to the Liquidity Provider. If a Notice of Borrowing is delivered by the Borrower in respect of any Borrowing no later than 12:30 p.m. (New York City time) on a Business Day, upon satisfaction of the conditions precedent set forth in Section 4.02 with respect to such requested Borrowing, the Liquidity Provider shall make available to the Borrower, in accordance with its payment instructions, the amount of such Borrowing in Dollars and immediately available funds, before 4:00 p.m. (New York City time) on such Business Day or before 12:30 p.m. (New York City time) on such later Business Day specified in such Notice of Borrowing. If a Notice of Borrowing is delivered by the Borrower in respect of any Borrowing after 12:30 p.m. (New York City time) on a Business Day, upon satisfaction of the conditions precedent set forth in Section 4.02 with respect to such requested Borrowing, the Liquidity Provider shall make available to the Borrower, in accordance with its payment instructions, the amount of such Borrowing in Dollars and immediately available funds, before 1:00 p.m. (New York City time) on the first Business Day next following the day of receipt of such Notice of Borrowing or on such later Business Day specified by the Borrower in such Notice of Borrowing. Payments of proceeds of a Borrowing shall be made by wire transfer of immediately available funds to the Borrower in accordance with

Revolving Credit Agreement (Class AA) (2020-1 EETC)

such wire transfer instructions as the Borrower shall furnish from time to time to the Liquidity Provider for such purpose. Each Notice of Borrowing shall be irrevocable and binding on the Borrower. Each Notice of Borrowing shall be effective upon delivery of a copy thereof to the Liquidity Provider at the address and in the manner specified in Section 7.02 hereof.

(f) Upon the making of any Advance requested pursuant to a Notice of Borrowing in accordance with the Borrower’s payment instructions, the Liquidity Provider shall be fully discharged of its obligation hereunder with respect to such Notice of Borrowing, and the Liquidity Provider shall not thereafter be obligated to make any further Advances hereunder in respect of such Notice of Borrowing to the Borrower or to any other Person (including the Class AA Trustee or any Class AA Certificateholder). If the Liquidity Provider makes an Advance requested pursuant to a Notice of Borrowing before 12:00 noon (New York City time) on the second Business Day after the date of payment specified in Section 2.02(e), the Liquidity Provider shall have fully discharged its obligations hereunder with respect to such Advance and an event of default shall not have occurred hereunder. Following the making of any Advance pursuant to Section 2.02(b), 2.02(c) or 2.02(d) to fund the Class AA Cash Collateral Account, the Liquidity Provider shall have no interest in or rights to the Class AA Cash Collateral Account, such Advance or any other amounts from time to time on deposit in the Class AA Cash Collateral Account; provided that the foregoing shall not affect or impair the obligations of the Subordination Agent to make the distributions contemplated by Section 3.05(c)(v), 3.05(e) or 3.05(f) of the Intercreditor Agreement and provided, further, that the foregoing shall not affect or impair the rights of the Liquidity Provider to provide written instructions with respect to the investment and reinvestment of amounts in the Class AA Cash Collateral Account to the extent the Liquidity Provider is entitled to do so pursuant to Section 2.02(b) of the Intercreditor Agreement. By paying to the Borrower proceeds of Advances requested by the Borrower in accordance with the provisions of this Agreement, the Liquidity Provider makes no representation as to, and assumes no responsibility for, the correctness or sufficiency for any purpose of the amount of the Advances so made and requested.

Section 2.03 Fees. The Borrower agrees to pay to the Liquidity Provider the fees set forth in the Fee Letter.

Section 2.04 Reduction or Termination of the Maximum Commitment. (a) Automatic Reduction. Promptly following each date on which the Required Amount is reduced as a result of a reduction in the Pool Balance of the Class AA Certificates, the Maximum Commitment shall automatically be reduced to an amount equal to such reduced Required Amount (as calculated by the Borrower). The Borrower shall give notice of any such automatic reduction of the Maximum Commitment to the Liquidity Provider and FedEx within two Business Days thereof. The failure by the Borrower to furnish any such notice shall not affect any such automatic reduction of the Maximum Commitment.

Revolving Credit Agreement (Class AA) (2020-1 EETC)

(b) Termination. Upon the making of any Provider Advance or Special Termination Advance or the making of or conversion to a Final Advance hereunder or the occurrence of the Termination Date, the obligation of the Liquidity Provider to make further Advances hereunder shall automatically and irrevocably terminate, and the Borrower shall not be entitled to request any further Borrowing hereunder, except in the case of a Downgrade Advance, as provided in Section 2.06(d).

Section 2.05 Repayments of Interest Advances, the Special Termination Advance or the Final Advance. Subject to Sections 2.06, 2.07 and 2.09 hereof, the Borrower hereby agrees, without notice of an Advance or demand for repayment from the Liquidity Provider (which notice and demand are hereby waived by the Borrower), to pay, or to cause to be paid, to the Liquidity Provider (a) on each date on which the Liquidity Provider shall make an Interest Advance, the Special Termination Advance or the Final Advance, an amount equal to the amount of such Advance (any such Advance, until repaid, is referred to herein as an “Unpaid Advance”) (if multiple Interest Advances are outstanding any such repayment to be applied in the order in which such Interest Advances have been made, starting with the earliest), plus (b) interest on the amount of each such Unpaid Advance in the amounts and on the dates determined as provided in Section 3.07; provided that if (i) the Liquidity Provider shall make a Provider Advance at any time after making one or more Interest Advances which shall not have been repaid in accordance with this Section 2.05 or (ii) this Liquidity Facility shall become a Downgraded Facility or Non- Extended Facility at any time when unreimbursed Interest Advances have reduced the Maximum Available Commitment to zero, then such Interest Advances shall cease to constitute Unpaid Advances and shall be deemed to have been changed into an Applied Downgrade Advance or an Applied Non-Extension Advance, as the case may be, for all purposes of this Agreement (including, without limitation, for the purpose of determining when such Interest Advance is required to be repaid to the Liquidity Provider in accordance with Section 2.06 and for the purposes of Section 2.06(b)); provided, further, that amounts in respect of a Special Termination Advance withdrawn from the Class AA Cash Collateral Account for the purpose of paying interest on the Class AA Certificates in accordance with Section 3.05(f) of the Intercreditor Agreement (the portion of the outstanding Special Termination Advance equal to the amount of any such withdrawal, but not in excess of the outstanding Special Termination Advance, being an “Applied Special Termination Advance”) shall thereafter (subject to Section 2.06(b)) be treated as an Interest Advance under this Agreement for purposes of determining the Applicable Liquidity Rate for interest payable thereon; provided, further, that if, following the making of a Special Termination Advance, the Liquidity Provider delivers a Termination Notice to the Borrower pursuant to Section 6.01(a), such Special Termination Advance (including any portion thereof that is an Applied Special Termination Advance) shall thereafter be treated as a Final Advance under this Agreement for purposes of determining the Applicable Liquidity Rate for interest payable thereon; and, provided, further, that if, after making a Provider Advance, the Liquidity Provider delivers a Special Termination Notice to the Borrower pursuant to Section 6.01(b), any Unapplied Provider Advance shall be converted to and treated as a Special Termination Advance under this Agreement for purposes of determining the Applicable Liquidity Rate for interest payable thereon and the obligation for repayment thereof under the Intercreditor Agreement. The Borrower and the Liquidity Provider agree that the repayment in full of each Interest Advance, Special Termination Advance and Final Advance on the date such

Revolving Credit Agreement (Class AA) (2020-1 EETC)

Advance is made is intended to be a contemporaneous exchange for new value given to the Borrower by the Liquidity Provider. For the avoidance of doubt, interest payable on an Interest Advance, Special Termination Advance or the Final Advance shall not be regarded as overdue unless such interest is not paid when due under Section 3.07.

Section 2.06 Repayments of Provider Advances. (a) Amounts advanced hereunder in respect of a Provider Advance shall be deposited in the Class AA Cash Collateral Account and invested and withdrawn from the Class AA Cash Collateral Account as set forth in Sections 3.05(c), 3.05(d), 3.05(e) and 3.05(f) of the Intercreditor Agreement. Subject to Sections 2.07 and 2.09, the Borrower agrees to pay to the Liquidity Provider, on each Regular Distribution Date, commencing on the first Regular Distribution Date after the making of a Provider Advance, interest on the principal amount of any such Provider Advance, in the amounts determined as provided in Section 3.07; provided, however, that amounts in respect of a Provider Advance withdrawn from the Class AA Cash Collateral Account for the purpose of paying interest on the Class AA Certificates in accordance with Section 3.05(f) of the Intercreditor Agreement (the amount of any such withdrawal being (y), in the case of a Downgrade Advance, an “Applied Downgrade Advance” and (z) in the case of a Non-Extension Advance, an “Applied Non-Extension Advance” and together with an Applied Downgrade Advance, an “Applied Provider Advance”) shall thereafter (subject to Section 2.06(b)) be treated as an Interest Advance under this Agreement for purposes of determining the Applicable Liquidity Rate for interest payable thereon and the dates on which interest is payable; provided, further, however, that if, following the making of a Provider Advance, the Liquidity Provider delivers a Termination Notice to the Borrower pursuant to Section 6.01(a), such Provider Advance shall thereafter be treated as a Final Advance under this Agreement for purposes of determining the Applicable Liquidity Rate for interest payable thereon. Subject to Sections 2.07 and 2.09, immediately upon the withdrawal of any amounts from the Class AA Cash Collateral Account on account of a reduction in the Required Amount, the Borrower shall repay to the Liquidity Provider a portion of the Provider Advances in a principal amount equal to such reduction, plus interest on the principal amount so repaid as provided in Section 3.07.

(b) At any time when an Applied Provider Advance or Applied Special Termination Advance (or any portion thereof) is outstanding, upon the deposit in the Class AA Cash Collateral Account of any amount pursuant to clause “fourth” of Section 3.02 of the Intercreditor Agreement (any such amount being a “Replenishment Amount”) for the purpose of replenishing or increasing the balance thereof up to the Required Amount at such time, (i) the aggregate outstanding principal amount of all Applied Provider Advances and Applied Special Termination Advances (and of Provider Advances and Special Termination Advances treated as Interest Advances for purposes of determining the Applicable Liquidity Rate for interest payable thereon) shall be automatically reduced by the amount of such Replenishment Amount (if multiple Applied Provider Advances are outstanding any such repayment to be applied in the order in which such Applied Provider Advances have been made, starting with the earliest), and (ii) the aggregate outstanding principal amount of all Unapplied Provider Advances or of the Unapplied Special Termination Advances shall be automatically increased by the amount of such Replenishment Amount.

Revolving Credit Agreement (Class AA) (2020-1 EETC)

(c) Upon the provision of a Replacement Liquidity Facility in replacement of this Agreement in accordance with Section 3.05(e) of the Intercreditor Agreement, as provided in Section 3.05(f) of the Intercreditor Agreement, amounts remaining on deposit in the Class AA Cash Collateral Account after giving effect to any Applied Provider Advance or Applied Special Termination Advance on the date of such replacement shall be reimbursed to the replaced Liquidity Provider, but only to the extent such amounts are necessary to repay in full to the replaced Liquidity Provider all amounts owing to it hereunder.

(d) If, at any time after making a Downgrade Advance, the Liquidity Provider satisfies the Threshold Rating and delivers written notice to that effect to the Borrower and FedEx, as of the second Business Day following receipt of such notice, (i) this Liquidity Facility shall cease to be a Downgraded Facility, (ii) any Unapplied Downgrade Advance shall be withdrawn from the Class AA Cash Collateral Account and reimbursed to the Liquidity Provider, (iii) any Applied Downgrade Advance shall be converted to an Interest Advance, (iv) the Maximum Available Commitment shall be reinstated by an amount equal to the amount of such Unapplied Downgrade Advance so reimbursed, but not to exceed the Maximum Commitment, and the obligation of the Liquidity Provider to make Advances shall be reinstated in an equal amount, (v) the Borrower shall be entitled to request Borrowings and (vi) the proviso in the definition of Maximum Available Commitment and clause (y) of the proviso in the final sentence of Section 2.02(a) shall, in each case, no longer apply to such Downgrade Advance.

Section 2.07 Payments to the Liquidity Provider Under the Intercreditor Agreement. In order to provide for payment or repayment to the Liquidity Provider of any amounts hereunder, the Intercreditor Agreement provides that amounts available and referred to in Articles II and III of the Intercreditor Agreement, to the extent payable to the Liquidity Provider pursuant to the terms of the Intercreditor Agreement (including, without limitation, Section 3.05(f) of the Intercreditor Agreement), shall be paid to the Liquidity Provider in accordance with the terms thereof (but, for the avoidance of doubt, without duplication of or increase in any amounts payable hereunder). Amounts so paid to the Liquidity Provider shall be applied by the Liquidity Provider in the order of priority required by the applicable provisions of Articles II and III of the Intercreditor Agreement and shall discharge in full the corresponding obligations of the Borrower hereunder.

Section 2.08 Book Entries. The Liquidity Provider shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower resulting from Advances made from time to time and the amounts of principal and interest payable hereunder and paid from time to time in respect thereof; provided, however, that the failure by the Liquidity Provider to maintain such account or accounts shall not affect the obligations of the Borrower in respect of Advances.

Section 2.09 Payments from Available Funds Only. All payments to be made by the Borrower under this Agreement shall be made only from the amounts that constitute Scheduled Payments, Special Payments and other payments under the Operative Agreements, including

Revolving Credit Agreement (Class AA) (2020-1 EETC)

payment under Section 4.02 of the Participation Agreements and payments under Section 2.14 of the Indentures, and only to the extent that the Borrower shall have sufficient income or proceeds therefrom to enable the Borrower to make payments in accordance with the terms hereof after giving effect to the priority of payments provisions set forth in the Intercreditor Agreement. The Liquidity Provider agrees that it will look solely to such amounts to the extent available for distribution to it as provided in the Intercreditor Agreement and this Agreement and that the Borrower, in its individual capacity, is not personally liable to it for any amounts payable or liability under this Agreement except as expressly provided in this Agreement, the Intercreditor Agreement or any Participation Agreement. Amounts on deposit in the Class AA Cash Collateral Account shall be available to the Borrower to make payments under this Agreement only to the extent and for the purposes expressly contemplated in Section 3.05(f) of the Intercreditor Agreement.

Section 2.10 Extension of the Expiry Date; Non-Extension Advance. If the Liquidity Provider notifies the Borrower and FedEx in writing before the 60th day prior to any anniversary date of the Closing Date that occurs prior to the 15th day after the Final Legal Distribution Date for the Class AA Certificates (such notice, a “Non-Extension Notice”) that its obligations to make Advances hereunder shall not be extended beyond the immediately following anniversary date of the Closing Date (and if the Liquidity Provider shall not have been replaced in accordance with Section 3.05(e) of the Intercreditor Agreement), the Borrower shall be entitled on and after the 25th day prior to such anniversary date (but prior to such anniversary date and in any event prior to the then applicable Expiry Date) to request a Non-Extension Advance in accordance with Section 2.02(b)(i) hereof and Section 3.05(d) of the Intercreditor Agreement.

ARTICLE III

OBLIGATIONS OF THE BORROWER

Section 3.01 Increased Costs. Without duplication of any rights created by Section 3.03, if as a result of any Regulatory Change there shall be any increase by an amount reasonably deemed by the Liquidity Provider to be material in the actual cost to the Liquidity Provider of making, funding or maintaining any Advances or its obligation to make any such Advances or there shall be any reduction by an amount reasonably deemed by the Liquidity Provider to be material in the amount receivable by the Liquidity Provider under this Agreement or the Intercreditor Agreement in respect thereof, and in case of either such an increase or reduction, such event does not arise from the gross negligence or willful misconduct of the Liquidity Provider, from its breach of any of its representations, warranties, covenants or agreements contained herein or in the Intercreditor Agreement or from its failure to comply with any such Regulatory Change (any such increase or reduction being referred to herein as an “Increased Cost”), then, subject to Sections 2.07 and 2.09, the Borrower shall from time to time pay to the Liquidity Provider an amount equal to such Increased Cost within 10 Business Days after delivery to the Borrower and FedEx of a certificate of an officer of the Liquidity Provider describing in reasonable detail the event by reason of which it claims such Increased Cost and the basis for the determination of the amount of such Increased Cost; provided that the Borrower shall be obligated to pay amounts only with respect to any Increased Costs accruing from the

Revolving Credit Agreement (Class AA) (2020-1 EETC)

date 120 days prior to the date of delivery of such certificate. Such certificate, in the absence of manifest error, shall be considered prima facie evidence of the amount of the Increased Costs for purposes of this Agreement; provided that any determinations and allocations by the Liquidity Provider of the effect of any Regulatory Change on the costs of maintaining the Advances or the obligation to make Advances are made on a reasonable basis. For the avoidance of doubt, the Liquidity Provider shall not be entitled to assert any claim under this Section 3.01 in respect of or attributable to Excluded Taxes. The Liquidity Provider will notify the Borrower and FedEx as promptly as practicable upon its knowledge of any event occurring after the date of this Agreement that will entitle the Liquidity Provider to compensation under this Section 3.01. The Liquidity Provider agrees to investigate all commercially reasonable alternatives for reducing any Increased Costs and to use all commercially reasonable efforts to avoid or minimize, to the greatest extent possible, any claim in respect of Increased Costs, including, without limitation, by designating a different Lending Office, if such designation or other action would avoid the need for, or reduce the amount of, any such claim; provided that the foregoing shall not obligate the Liquidity Provider to take any action that would, in its reasonable judgment, cause the Liquidity Provider to take any action that is not materially consistent with its internal policies or is otherwise materially disadvantageous to the Liquidity Provider or that would cause the Liquidity Provider to incur any material loss or cost, unless the Borrower or FedEx agrees to reimburse or indemnify the Liquidity Provider therefor in a manner reasonably acceptable to the Liquidity Provider. If no such designation or other action is effected, or, if effected, such notice fails to avoid the need for any claim in respect of Increased Costs, FedEx may arrange for a Replacement Liquidity Facility in accordance with Section 3.05(e) of the Intercreditor Agreement.

Notwithstanding the foregoing provisions, in no event shall the Borrower be required to make payments under this Section 3.01: (a) in respect of any Regulatory Change proposed by any applicable governmental authority (including any branch of a legislature), court, central bank or comparable agency of the United States or the Liquidity Provider’s jurisdiction of organization or in which its Lending Office is located and pending as of the date of this Agreement (it being agreed that the Regulatory Changes contemplated by (i) the frameworks published by the Basel Committee on Banking Supervision entitled “Basel III: A global regulatory framework for more resilient banks and banking systems” dated December 2010 (revised June 2011), “Basel III: The Liquidity Coverage Ratio and liquidity risk monitoring tools,” dated January 2013, and (ii) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith, shall not be considered to have been proposed or pending as of the date of this Agreement); (b) if a claim hereunder in respect of an Increased Cost arises through circumstances peculiar to the Liquidity Provider and that do not affect similarly organized commercial banking institutions in the same jurisdiction generally that are in compliance with the law, rule, regulation or interpretation giving rise to the Regulatory Change relating to such Increased Cost; (c) if the Liquidity Provider shall fail to comply with its obligations under this Section 3.01 or (d) if the Liquidity Provider is not also seeking payment for similar increased costs in other similarly situated transactions related to the airline industry.

Section 3.02 Reserved.

Revolving Credit Agreement (Class AA) (2020-1 EETC)

Section 3.03 Withholding Taxes. (a) All payments made by the Borrower under this Agreement shall be made without deduction or withholding for or on account of any Taxes, unless such deduction or withholding is required by law. If any Taxes are so required to be withheld or deducted from any amounts payable to the Liquidity Provider under this Agreement, then, subject to Sections 2.07 and 2.09, the Borrower shall pay to the relevant authorities the full amount so required to be deducted or withheld and, without duplication of any rights created by Section 3.01, if such Taxes are Covered Taxes, pay to the Liquidity Provider such additional amounts as shall be necessary to ensure that the net amount actually received by the Liquidity Provider (after deduction or withholding of all Covered Taxes) shall be equal to the full amount that would have been received by the Liquidity Provider had no withholding or deduction of Covered Taxes been required. The Liquidity Provider agrees to use reasonable efforts (consistent with applicable legal and regulatory restrictions) to change the jurisdiction of its Lending Office if making such change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of the Liquidity Provider, be otherwise materially disadvantageous to the Liquidity Provider.

If the Liquidity Provider receives a refund of, or realizes a net Tax benefit not otherwise available to it as a result of, any Taxes for which additional amounts were paid by the Borrower pursuant to this Section 3.03, the Liquidity Provider shall pay to the Borrower (for deposit into the Collection Account) the amount of such refund (and any interest thereon received from the taxing authority) or net Tax benefit.

The Liquidity Provider will (i) provide (on its behalf and on behalf of any participant holding a Participation pursuant to Section 7.08) to the Borrower (x) on or prior to the Effective Date two valid completed and executed copies of Internal Revenue Service Form W-9, W-8BEN-E or W-8ECI (whichever is applicable), including thereon a valid U.S. taxpayer identification number (or, with respect to any such participant, such other form or documentation as may be applicable) covering all amounts receivable by it in connection with the transactions contemplated by the Operative Agreements and (y) thereafter from time to time such additional forms or documentation as may be necessary to establish an available exemption from withholding of United States Tax on payments hereunder so that such forms or documentation are effective for all periods during which it is the Liquidity Provider and (ii) provide timely notice to the Borrower if any such form or documentation is or becomes inaccurate. The Liquidity Provider shall deliver to the Borrower such other forms or documents as may be reasonably requested by the Borrower or required by applicable law to establish that payments hereunder are exempt from or entitled to a reduced rate of Covered Taxes.

(b) All payments (including, without limitation, Advances) made by the Liquidity Provider under this Agreement shall be made free and clear of, and without reduction for or on account of, any Taxes. If any Taxes are required to be withheld or deducted from any amounts payable to the Borrower under this Agreement, the Liquidity Provider shall (i) within the time prescribed therefor by applicable law pay to the appropriate governmental or taxing authority the full amount of any such Taxes (and any additional Taxes in respect of the additional amounts payable under clause (ii) hereof) and make such reports or returns in connection therewith at the time or times and in the

Revolving Credit Agreement (Class AA) (2020-1 EETC)

manner prescribed by applicable law, and (ii) pay to the Borrower an additional amount which (after deduction of all such Taxes) will be sufficient to yield to the Borrower the full amount which would have been received by it had no such withholding or deduction been made. Within 30 days after the date of each payment hereunder, the Liquidity Provider shall furnish to the Borrower the original or a certified copy of (or other documentary evidence of) the payment of the Taxes applicable to such payment.

On or before the Closing Date, the Borrower shall provide the Liquidity Provider with its fully executed Internal Revenue Service Form W-9, evidencing a complete exemption from U.S. federal withholding Tax and backup withholding, and shall provide an updated Internal Revenue Service Form W-9 upon the Liquidity Provider’s reasonable written request. If any exemption from, or reduction in the rate of, any Taxes required to be borne by the Liquidity Provider under this Section 3.03(b) is reasonably available to the Borrower without providing any information regarding the holders or beneficial owners of the Certificates, the Borrower shall deliver the Liquidity Provider such form or forms and such other evidence of the eligibility of the Borrower for such exemption or reductions (but without any requirement to provide any information regarding the holders or beneficial owners of the Certificates) as the Liquidity Provider may reasonably identify to the Borrower as being required as a condition to exemption from, or reduction in the rate of, such Taxes.

(c) If a payment made hereunder to the Liquidity Provider would be subject to U.S. federal withholding Tax imposed by FATCA if the Liquidity Provider were to fail to comply with the applicable reporting requirement of FATCA (including without limitation those contained in Section 1471(b) or 1472(b) of the Code, as applicable), the Liquidity Provider shall deliver to the Borrower at the time or times prescribed by law and at such time or times reasonably requested by the Borrower such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower as may be necessary for the Borrower to comply with the Borrower’s obligations under FATCA and to determine whether the Liquidity Provider has complied with the Liquidity Provider’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this paragraph, “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Section 3.04 Payments. Subject to Sections 2.07 and 2.09, the Borrower shall make or cause to be made each payment to the Liquidity Provider under this Agreement so as to cause the same to be received by the Liquidity Provider not later than 1:00 p.m. (New York City time) on the day when due. The Borrower shall make all such payments in Dollars, to the Liquidity Provider in immediately available funds, by wire transfer to the account of BNP Paribas, New York, NY, Swift/Routing No. BNPAUS3N, ABA Number: 026-007-689, Account Name: BNP Paribas, Loan Servicing Clearing Account, Account #: 103-130-00103; or to such other U.S. bank account as the Liquidity Provider may from time to time direct the Subordination Agent.

Revolving Credit Agreement (Class AA) (2020-1 EETC)

Section 3.05 Computations. All computations of interest based on the Base Rate shall be made on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on ~~the LIBOR Rate~~Adjusted Term SOFR shall be made on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable.

Section 3.06 Payment on Non-Business Days. Whenever any payment to be made hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and no additional interest shall be due as a result (and if so made, shall be deemed to have been made when due). If any payment in respect of interest on an Advance is so deferred to the next succeeding Business Day, such deferral shall not delay the commencement of the next Interest Period for such Advance (if such Advance is a ~~LIBOR~~SOFR Advance) or reduce the number of days for which interest will be payable on such Advance on the next Interest Payment Date for such Advance.

Section 3.07 Interest. (a) Subject to Sections 2.07 and 2.09, the Borrower shall pay, or shall cause to be paid, without duplication, interest on (i) the unpaid principal amount of each Advance from and including the date of such Advance (or, in the case of an Applied Provider Advance or Applied Special Termination Advance, from and including the date on which the amount thereof was withdrawn from the Class AA Cash Collateral Account to pay interest on the Class AA Certificates) to but excluding the date such principal amount shall be paid in full (or, in the case of an Applied Provider Advance or Applied Special Termination Advance, the date on which the Class AA Cash Collateral Account is fully replenished in respect of such Advance) and (ii), to the extent permitted by law, any other amount due hereunder (whether fees, commissions, expenses or other amounts or installments of interest on Advances or any such other amount) that is not paid when due (whether at stated maturity, by acceleration or otherwise) from and including the due date thereof to but excluding the date such amount is paid in full, in each such case, at the interest rate per annum for each day that such amount remains overdue and unpaid equal to the Applicable Liquidity Rate for such Advance or such other amount, as the case may be, as in effect for such day, but in no event in any case referred to in clause (i) or (ii) above at a rate per annum greater than the maximum rate permitted by applicable law; provided, however, that, if at any time the otherwise applicable interest rate as set forth in this Section 3.07 shall exceed the maximum rate permitted by applicable law, then to the maximum extent permitted by applicable law any subsequent reduction in such interest rate will not reduce the rate of interest payable pursuant to this Section 3.07 below the maximum rate permitted by applicable law until the total amount of interest accrued equals the absolute amount of interest that would have accrued (without additional interest thereon) if such otherwise applicable interest rate as set forth in this Section 3.07 had at all relevant times been in effect.

(b) Each Advance (other than a Provider Advance or a Special Termination Advance) will be a Base Rate Advance for the period from the date of its Borrowing to (but excluding) the third Business Day following the Liquidity Provider’s receipt of the Notice of Borrowing for such Advance. Thereafter, such Advance shall be a ~~LIBOR~~SOFR Advance, and an Applied Provider Advance and an Applied Special Termination Advance shall be a ~~LIBOR~~SOFR Advance from the date of its withdrawal

Revolving Credit Agreement (Class AA) (2020-1 EETC)

from the Class AA Cash Collateral Account unless the Borrower otherwise elects in writing that such Applied Provider Advance or Applied Special Termination Advance, as applicable, shall be a Base Rate Advance.

(c) Each ~~LIBOR~~SOFR Advance shall bear interest during each Interest Period at a rate per annum equal to the ~~LIBOR Rate~~Adjusted Term SOFR for such Interest Period plus the Applicable Margin for such ~~LIBOR~~SOFR Advance, payable in arrears on the last day of such Interest Period and, in the event of the payment of principal of such ~~LIBOR~~SOFR Advance on a day other than such last day, on the date of such payment (to the extent of interest accrued on the amount of principal repaid).

(d) Each Base Rate Advance shall bear interest at a rate per annum equal to the Base Rate plus the Applicable Margin for such Base Rate Advance, payable in arrears on each Regular Distribution Date and, in the event of the payment of principal of such Base Rate Advance on a day other than a Regular Distribution Date, on the date of such payment (to the extent of interest accrued on the amount of principal repaid).

(e) Each outstanding Unapplied Non-Extension Advance, Unapplied Downgrade Advance or Unapplied Special Termination Advance (each, an “Unapplied Advance”), as the case may be, shall bear interest, payable in arrears on each Regular Distribution Date, in an amount equal to (i) the Investment Earnings on the amounts on deposit in the Class AA Cash Collateral Account on account of such Unapplied Advance during the period beginning on the later of the date of deposit of such Unapplied Advance and the preceding Regular Distribution Date and ending on the last day prior to such Regular Distribution Date, plus (ii) an amount equal to interest at the Applicable Margin on the amount of such Unapplied Advance during such period.

(f) Each amount not paid when due hereunder (whether fees, commissions, expenses or other amounts or installments of interest on Advances but excluding Advances) shall bear interest, to the extent permitted by applicable law, at a rate per annum equal to the Base Rate plus 2.0% per annum until paid.

(g) If at any time, the Liquidity Provider shall have determined (which determination shall be conclusive and binding upon the Borrower, absent manifest error) that, by reason of circumstances affecting the relevant interbank lending market generally (other than a Benchmark ~~Replacement~~Transition Event), the ~~LIBOR Rate~~Benchmark determined or to be determined for the current or next succeeding Interest Period will not adequately and fairly reflect the cost to the Liquidity Provider (as conclusively certified by the Liquidity Provider, absent manifest error) of making or maintaining Advances, the Liquidity Provider shall give facsimile or telephonic notice thereof (a “Rate Determination Notice”) to the Borrower and FedEx. If such notice is given, then the outstanding principal amount of the ~~LIBOR~~SOFR Advances shall be converted to Base Rate Advances effective from the date of the Rate Determination Notice; provided that the Applicable Liquidity Rate in respect of such Base Rate Advances shall be increased by one percent (1.00%). The Liquidity Provider shall withdraw a Rate Determination

Revolving Credit Agreement (Class AA) (2020-1 EETC)

Notice given hereunder when the Liquidity Provider determines that the circumstances giving rise to such Rate Determination Notice no longer apply to the Liquidity Provider, and the Base Rate Advances shall be converted to ~~LIBOR~~SOFR Advances effective as of the first day of the next succeeding Interest Period after the date of such withdrawal.

(h) Each change in the Base Rate shall become effective immediately. The rates of interest specified in this Section 3.07 with respect to any Advance or other amount shall be referred to as the “Applicable Liquidity Rate”.

~~(i) Without prejudice to any other provision of this Agreement, each party hereto acknowledges for the benefit of the other party: (i) the London Interbank Offered Rate (A) may be subject to methodological or other changes which could affect its value and/or (B) may be permanently discontinued; and (ii) the occurrence of either of the aforementioned events and/or a Benchmark Replacement Event may have adverse consequences which may materially impact the economics of the transactions contemplated by the Operative Agreements.~~

(i) In connection with the use or administration of Adjusted Term SOFR, the Liquidity Provider, in consultation with the Borrower and FedEx (the period for such consultation not to exceed thirty (30) days), will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party hereto. The Liquidity Provider will promptly notify the Borrower and FedEx of the effectiveness of any Conforming Changes in connection with the use or administration of Adjusted Term SOFR.

Section 3.08 Replacement of Borrower. Subject to Section 5.02, from time to time and subject to the successor Borrower’s meeting the eligibility requirements set forth in Section 6.09 of the Intercreditor Agreement applicable to the Subordination Agent, upon the effective date and time specified in a written and completed Notice of Replacement Subordination Agent in substantially the form of Annex VIII (a “Notice of Replacement Subordination Agent”) delivered to the Liquidity Provider by the then Borrower, the successor Borrower designated therein shall become the Borrower for all purposes hereunder.

Section 3.09 Funding Loss Indemnification. The Borrower shall pay to the Liquidity Provider, upon the request of the Liquidity Provider, such amount or amounts as shall be sufficient (in the reasonable opinion of the Liquidity Provider) to compensate it for any loss, cost or expense incurred by reason of the liquidation or redeployment of deposits or other funds acquired by the Liquidity Provider to fund or maintain any ~~LIBOR~~SOFR Advance (but excluding loss of the Applicable Margin or anticipated profits) incurred as a result of:

(1) Any repayment of a ~~LIBOR~~SOFR Advance on a date other than the last day of the Interest Period for such Advance; or

Revolving Credit Agreement (Class AA) (2020-1 EETC)

(2) Any failure by the Borrower to borrow a ~~LIBOR~~SOFR Advance on the date for borrowing specified in the relevant notice under Section 2.02.

Section 3.10 Illegality. Notwithstanding any other provision in this Agreement, if any change in any law, rule or regulation applicable to or binding on the Liquidity Provider, or any change in the interpretation or administration thereof by any governmental authority, court central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Liquidity Provider (or its Head Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for the Liquidity Provider (or its Head Office) to maintain or fund its ~~LIBOR~~SOFR Advances, then upon notice to the Borrower and FedEx by the Liquidity Provider, the outstanding principal amount of the ~~LIBOR~~SOFR Advances shall be converted to Base Rate Advances (a) immediately upon demand of the Liquidity Provider, if such change or compliance with such request, in the reasonable judgment of the Liquidity Provider, requires immediate conversion; or (b) at the expiration of the last Interest Period to expire before the effective date of any such change or request. The Liquidity Provider will notify the Borrower and FedEx as promptly as practicable of any event that will or to its knowledge is reasonably likely to lead to the conversion of ~~LIBOR~~SOFR Advances to Base Rate Advances under this Section 3.10; provided that a failure by the Liquidity Provider to notify the Borrower or FedEx of an event that is reasonably likely to lead to such a conversion prior to the time that it is determined that such event will lead to such a conversion shall not prejudice the rights of the Liquidity Provider under this Section 3.10. The Liquidity Provider agrees to investigate all commercially reasonable alternatives for avoiding the need for such conversion, including, without limitation, designating a different Lending Office, if such designation or other action would avoid the need to convert such ~~LIBOR~~SOFR Advances to Base Rate Advances; provided that the foregoing shall not obligate the Liquidity Provider to take any action that would, in its reasonable judgment, cause the Liquidity Provider to incur any material loss or cost, unless the Borrower or FedEx agrees to reimburse or indemnify the Liquidity Provider therefor. If no such designation or other action is effected, or, if effected, fails to avoid the need for conversion of the ~~LIBOR~~SOFR Advances to Base Rate Advances, FedEx may arrange for a Replacement Liquidity Facility in accordance with Section 3.05(e) of the Intercreditor Agreement.

Section 3.11 Benchmark Replacement.

(a) Benchmark Replacement. Notwithstanding anything to the contrary herein, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (a) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement and the definition of “Adjusted Term SOFR” shall be deemed modified to delete the addition of the Term SOFR Adjustment to Term SOFR for any calculation and (y) if a Benchmark Replacement is determined in accordance with clause (b) of the definition of “Benchmark

Revolving Credit Agreement (Class AA) (2020-1 EETC)

Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Liquidity Provider without any amendment to, or further action or consent of any other party to, this Agreement. If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a monthly basis.

(b) Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Liquidity Provider, in consultation with the Borrower and FedEx (the period for such consultation not to exceed thirty (30) days), will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(c) Notices; Standards for Decisions and Determinations. The Liquidity Provider will promptly notify the Borrower and FedEx of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Liquidity Provider will notify the Borrower and FedEx of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 3.11(d) hereto and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Liquidity Provider pursuant to this Section 3.11, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its sole discretion and without consent from any other party to this Agreement, except, in each case, as expressly required pursuant to this Section 3.11.

(d) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Liquidity Provider in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Liquidity Provider may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or

Revolving Credit Agreement (Class AA) (2020-1 EETC)

will not be representative for a Benchmark (including a Benchmark Replacement), then the Liquidity Provider may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(e) Benchmark Unavailability Period. Upon the Borrower’s and FedEx’s receipt of notice of the commencement of a Benchmark Unavailability Period, (i) the Borrower or FedEx may revoke any Notice of Borrowing for a SOFR Advance during any Benchmark Unavailability Period and, failing that, the Borrower and FedEx will be deemed to have converted any request for an Advance in a Notice of Borrowing into a request for a Base Rate Advance and (ii) any outstanding affected SOFR Advances will be deemed to have been converted to Base Rate Advances at the end of the applicable Interest Period.

ARTICLE IV

CONDITIONS PRECEDENT

Section 4.01 Conditions Precedent to Effectiveness of Section 2.01. Section 2.01 of this Agreement shall become effective on and as of the first date (the “Effective Date”) on which the following conditions precedent have been satisfied (or waived by the appropriate party or parties):

(a)     The Liquidity Provider shall have received on or before the Closing Date each of the following, and in the case of each document delivered pursuant to paragraphs (i), (ii) and (iii), each in form and substance satisfactory to the Liquidity Provider:

(i) This Agreement and the Fee Letter duly executed on behalf of the Borrower and, in the case of the Fee Letter, FedEx;

(ii) The Intercreditor Agreement duly executed on behalf of each of the parties thereto (other than the Liquidity Provider);

(iii) Fully executed copies of each of the Operative Agreements executed and delivered on or before the Closing Date (other than this Agreement, the Fee Letter and the Intercreditor Agreement);

(iv) A copy of the Prospectus Supplement and specimen copies of the Class AA Certificates;

(v) An executed copy of each opinion (other than the negative assurance letters of internal counsel of FedEx and of Davis Polk & Wardwell LLP, special counsel to FedEx, and the opinion and the negative assurance letter of Milbank LLP, special counsel to the Underwriters) delivered on the Closing Date pursuant to the Underwriting Agreement (in the case of each such opinion,

Revolving Credit Agreement (Class AA) (2020-1 EETC)

either addressed to the Liquidity Provider or accompanied by a letter from the counsel rendering such opinion to the effect that the Liquidity Provider is entitled to rely on such opinion as of its date as if it were addressed to the Liquidity Provider);

(vi) An executed copy of each document, instrument, certificate and opinion delivered on or before the Closing Date pursuant to the Class AA Trust Agreement, the Intercreditor Agreement and the other Operative Agreements (in the case of each such opinion, either addressed to the Liquidity Provider or accompanied by a letter from the counsel rendering such opinion to the effect that the Liquidity Provider is entitled to rely on such opinion as of its date as if it were addressed to the Liquidity Provider);

(vii) An agreement from FedEx, pursuant to which (x) FedEx agrees to provide copies of either (A) a consolidated balance sheet of FedEx and its consolidated subsidiaries prepared by it as of each of the first three quarterly periods in each fiscal year, together with the related consolidated statements of income for such period or (B) a report of FedEx Corporation on Form 10-Q in respect of such period in the form filed with the Securities and Exchange Commission and either (A) a consolidated balance sheet of FedEx and its consolidated subsidiaries as of the close of each fiscal year, together with the related consolidated statements of income for such fiscal year, certified by independent public accountants, or (B) a report of FedEx Corporation on Form 10-K in respect of such year in the form filed with the Securities and Exchange Commission and (y) FedEx agrees to allow the Liquidity Provider to discuss the transactions contemplated by the Operative Agreements with officers of FedEx; provided that such discussions shall not take place more frequently than once per year unless a Liquidity Event of Default has occurred and is continuing and there is a Performing Note Deficiency; and

(viii) Such other documentation as the Liquidity Provider shall have reasonably requested to satisfy its “know your customer” policies.

(b) On and as of the Effective Date no event shall have occurred and be continuing, or would result from the entering into of this Agreement or the making of any Advance, which constitutes a Liquidity Event of Default.

(c) The Liquidity Provider shall have received payment in full of the fees and other sums required to be paid to or for the account of the Liquidity Provider on or prior to the Effective Date pursuant to the Fee Letter.

(d) All conditions precedent to the issuance of the Certificates under the Trust Agreements shall have been satisfied or waived, all conditions precedent to the effectiveness of the other Liquidity Facilities shall have been satisfied or waived, and all conditions precedent to the purchase of the Class AA Certificates by the Underwriters

Revolving Credit Agreement (Class AA) (2020-1 EETC)

under the Underwriting Agreement shall have been satisfied (unless any of such conditions precedent under the Underwriting Agreement shall have been waived by the Underwriters).

(e) The Borrower and FedEx shall have received a certificate, dated the Effective Date signed by a duly authorized representative of the Liquidity Provider, certifying that all conditions precedent specified in this Section 4.01 have been satisfied or waived by the Liquidity Provider.

Section 4.02 Conditions Precedent to Borrowing. The obligation of the Liquidity Provider to make an Advance on the occasion of each Borrowing shall be subject to the conditions precedent that the Effective Date shall have occurred and, prior to the time of such Borrowing, the Borrower shall have delivered a Notice of Borrowing which conforms to the terms and conditions of this Agreement.

Section 4.03 Representations and Warranties. The representations and warranties of the Borrower as Subordination Agent in Sections 5.01(a), (b), (c), and (d) of the Participation Agreements shall be deemed to be incorporated into this Agreement as if set out in full herein and as if such representations and warranties were made by the Borrower to the Liquidity Provider.

ARTICLE V

COVENANTS

Section 5.01 Affirmative Covenants of the Borrower. So long as any Advance shall remain unpaid or the Liquidity Provider shall have any Maximum Available Commitment hereunder or the Borrower shall have any obligation to pay any amount to the Liquidity Provider hereunder, the Borrower will, unless the Liquidity Provider shall otherwise consent in writing:

(a) Performance of Agreements. Subject to Sections 2.07 and 2.09, punctually pay or cause to be paid all amounts payable by it under this Agreement and the Intercreditor Agreement and observe and perform in all material respects the conditions, covenants and requirements applicable to it contained in this Agreement and the Intercreditor Agreement;

(b) Reporting Requirements. Furnish to the Liquidity Provider with reasonable promptness, such other information and data with respect to the transactions contemplated by the Operative Agreements as from time to time may be reasonably requested by the Liquidity Provider; and permit the Liquidity Provider, upon reasonable notice, to inspect the Borrower’s books and records with respect to such transactions and to meet with officers and employees of the Borrower to discuss such transactions; and

Revolving Credit Agreement (Class AA) (2020-1 EETC)

(c) Certain Operative Agreements. Furnish to the Liquidity Provider, with reasonable promptness, copies of such Operative Agreements entered into after the date hereof as from time to time may be reasonably requested by the Liquidity Provider.

Section 5.02 Negative Covenants of the Borrower. Subject to the first and fourth paragraphs of Section 7.01(a) of the Intercreditor Agreement and Section 7.01(b) of the Intercreditor Agreement, so long as any Advance shall remain unpaid or the Liquidity Provider shall have any Maximum Available Commitment hereunder or the Borrower shall have any obligation to pay any amount to the Liquidity Provider hereunder, the Borrower will not appoint or permit or suffer to be appointed any successor Borrower without the prior written consent of the Liquidity Provider, which consent shall not be unreasonably withheld or delayed.

ARTICLE VI

LIQUIDITY EVENTS OF DEFAULT AND SPECIAL TERMINATION

Section 6.01 Liquidity Events of Default. (a) If any Liquidity Event of Default has occurred and is continuing and there is a Performing Note Deficiency, the Liquidity Provider may, in its discretion, deliver to the Borrower and FedEx a Termination Notice, the effect of which shall be to cause (i) the Termination Date to occur on the fifth Business Day after the date on which such Termination Notice is received by the Borrower and FedEx, (ii) the Borrower to promptly request, and the Liquidity Provider to promptly make, a Final Advance in accordance with Section 2.02(c) hereof and Section 3.05(i) of the Intercreditor Agreement, (iii) all other outstanding Advances to be automatically converted into Final Advances for purposes of determining the Applicable Liquidity Rate for interest payable thereon and (iv) subject to Sections 2.07 and 2.09, all Advances, any accrued interest thereon and any other amounts outstanding hereunder to become immediately due and payable to the Liquidity Provider.

(b) If the aggregate Pool Balance of the Class AA Certificates is greater than the aggregate outstanding principal amount of the Series AA Equipment Notes (other than any Series AA Equipment Notes previously sold by the Borrower or with respect to which the Aircraft related to such Series AA Equipment Notes has been disposed of by the Loan Trustee) at any time during the 18-month period ending on February 20, 2034, the Liquidity Provider may, in its discretion, deliver to the Borrower and FedEx a Special Termination Notice, the effect of which shall be to cause (i) the Termination Date to occur on the fifth Business Day after the date on which such Special Termination Notice is received by the Borrower and FedEx, (ii) the Borrower to promptly request, and the Liquidity Provider to promptly make, a Special Termination Advance in accordance with Section 2.02(d) hereof and Section 3.05(k) of the Intercreditor Agreement, and (iii) subject to Sections 2.07 and 2.09, all Advances (including, without limitation, any Unapplied Provider Advance), to be automatically treated as Special Termination Advances, subject to Section 6.01(a).

Revolving Credit Agreement (Class AA) (2020-1 EETC)

ARTICLE VII

MISCELLANEOUS

Section 7.01 No Oral Modifications or Continuing Waivers. No terms or provisions of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the Borrower and the Liquidity Provider and any other Person whose consent is required pursuant to this Agreement; provided that no such change or other action shall affect the payment obligations of FedEx or the rights of FedEx without FedEx’s prior written consent; and any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given~~.~~; provided further that in connection with the implementation of a Benchmark Replacement in accordance with Section 3.11, the Liquidity Provider, in consultation with the Borrower and FedEx (the period for such consultation not to exceed thirty (30) days), will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party hereto. The Liquidity Provider will promptly notify the Borrower and FedEx of the effectiveness of any such Conforming Changes.

Section 7.02 Notices. Unless otherwise expressly specified or permitted by the terms hereof, all notices, requests, demands, authorizations, directions, consents, waivers or documents required or permitted under the terms and provisions of this Agreement shall be in English and in writing, and given by United States registered or certified mail, by hand, courier service or facsimile, and any such notice shall be effective when delivered (or, if delivered by facsimile, upon completion of transmission and confirmation by the sender (by a telephone call to a representative of the recipient or by machine confirmation) that such transmission was received) addressed as follows:

If to the Borrower, to:

Wilmington Trust Company

1100 North Market Square

Wilmington, DE 19890-1605

Attention:     Global Capital Market Services

Ref:     FedEx 2020-1AA EETC

Telephone:     (302) 636-6197

Telecopy:     (302) 636-4141

If to the Liquidity Provider, to:

Middle office

BNP Paribas

525 Washington Blvd # 600

Jersey City NJ 07310

United States

Revolving Credit Agreement (Class AA) (2020-1 EETC)

Attention: Luis Montanti

Email: ito.credit.mo@us.bnpparibas.com

Loan Servicing

Loan Servicing Team

BNP Paribas

2001, Robert-Bourassa boulevard, Suite 900

Montreal, OC H3A 2A6

Canada

Attention: Patrizia Rizzo, Team Leader – Loan Servicing

Email: dl.nyk_ls_regional@us.bnpparibas.com

If to FedEx, to:

Federal Express Corporation

3610 Hacks Cross Road

Memphis, TN 38125

Attn: General Counsel

With copies to:

FedEx Corporation

942 S. Shady Grove Road

Memphis, TN 38120

Attn: Treasurer

With a separate FedEx Corporation copy to: Corporate Vice President, Securities & Corporate Law

Any party, by notice to the other party hereto, may designate additional or different addresses for subsequent notices or communications. Whenever the words “notice” or “notify” or similar words are used herein, they mean the provision of formal notice as set forth in this Section 7.02.

Notwithstanding anything to the contrary in this Agreement or any other Operative Agreement to which the Liquidity Provider is a party, the Liquidity Provider shall not be required to provide any notices under this Agreement or such other Operative Agreement to FedEx to the extent the giving of such notice is not permitted under applicable law, including as a result of a pending case under the Bankruptcy Code.

Section 7.03 No Waiver; Remedies. No failure on the part of the Liquidity Provider to exercise, and no delay in exercising, any right under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right under this Agreement preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Revolving Credit Agreement (Class AA) (2020-1 EETC)

Section 7.04 Further Assurances. The Borrower agrees to do such further acts and things and to execute and deliver to the Liquidity Provider such additional assignments, agreements, powers and instruments as the Liquidity Provider may reasonably require or deem advisable to carry into effect the purposes of this Agreement and the other Operative Agreements or to better assure and confirm unto the Liquidity Provider its rights, powers and remedies hereunder and under the other Operative Agreements.

Section 7.05 Indemnification; Survival of Certain Provisions. The Liquidity Provider shall be indemnified hereunder to the extent and in the manner described in Section 4.02 of the Participation Agreements. In addition, the Borrower agrees to indemnify, protect, defend and hold harmless each Liquidity Indemnitee from and against, and shall pay on demand, all Expenses of any kind or nature whatsoever (other than any Expenses of the nature described in Sections 3.01, 3.03, 3.09 or 7.07 or in the Fee Letter (regardless of whether indemnified against pursuant to said Sections or in such Fee Letter)), that may be imposed on or incurred by or asserted against such Liquidity Indemnitee, in any way relating to, resulting from, or arising out of or in connection with, any action, suit or proceeding by any third party against such Liquidity Indemnitee and relating to this Agreement, the Fee Letter, the Intercreditor Agreement or any Participation Agreement; provided, however, that the Borrower shall not be required to indemnify, protect, defend and hold harmless any Liquidity Indemnitee in respect of any Expense of such Liquidity Indemnitee to the extent such Expense is (i) attributable to the gross negligence or willful misconduct of such Liquidity Indemnitee or any other Liquidity Indemnitee, (ii) an ordinary and usual operating overhead expense, (iii) attributable to the failure by such Liquidity Indemnitee or any other Liquidity Indemnitee to perform or observe any agreement, covenant or condition on its part to be performed or observed in this Agreement, the Intercreditor Agreement, the Fee Letter or any other Operative Agreement to which it is a party or (iv) otherwise excluded from the indemnification provisions contained in Section 4.02 of the Participation Agreements. The provisions of Sections 3.01, 3.03, 3.09, 7.05 and 7.07 and the indemnities contained in Section 4.02 of the Participation Agreements shall survive the termination of this Agreement.

Section 7.06 Liability of the Liquidity Provider. (a) Neither the Liquidity Provider nor any of its officers, employees or directors or Affiliates shall be liable or responsible for: (i) the use which may be made of the Advances or any acts or omissions of the Borrower or any beneficiary or transferee in connection therewith; (ii) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; or (iii) the making of Advances by the Liquidity Provider against delivery of a Notice of Borrowing and other documents which do not comply with the terms hereof; provided, however, that the Borrower shall have a claim against the Liquidity Provider, and the Liquidity Provider shall be liable to the Borrower, to the extent of any damages suffered by the Borrower that were the result of (A) the Liquidity Provider’s willful misconduct or gross negligence in determining whether documents presented hereunder comply with the terms hereof or (B) any breach by the Liquidity Provider of any of its obligations under this Agreement or the Intercreditor Agreement, including, but not limited to, the Liquidity Provider’s failure to make lawful payment hereunder after the delivery to it by the Borrower of a Notice of Borrowing complying with the terms and conditions hereof. In no event, however,

Revolving Credit Agreement (Class AA) (2020-1 EETC)

shall the Liquidity Provider be liable on any theory of liability for any special, indirect, consequential or punitive damages (including, without limitation, loss of profits, business or anticipated savings).

(b) Neither the Liquidity Provider nor any of its officers, employees or directors or affiliates shall be liable or responsible in any respect for (i) any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with this Agreement or any Notice of Borrowing delivered hereunder or (ii) any action, inaction or omission which may be taken by it in good faith, absent willful misconduct or gross negligence (in which event the extent of the Liquidity Provider’s potential liability to the Borrower shall be limited as set forth in the immediately preceding paragraph), in connection with this Agreement or any Notice of Borrowing.

Section 7.07 Certain Costs and Expenses. The Borrower agrees promptly to pay, or cause to be paid, (a) the reasonable fees, expenses and disbursements of Hughes Hubbard & Reed LLP, special counsel for the Liquidity Provider, in connection with the preparation, negotiation, execution, delivery, filing and recording of the Operative Agreements and any other document delivered in connection therewith, any waiver or consent thereunder or any amendment thereof (including any amendment ~~relating to the replacement of the London Interbank Offered Rate as a component of the LIBOR Rate or otherwise~~ in connection with a Benchmark ~~Replacement~~Transition Event or the establishment of a Benchmark Replacement ~~Rate~~), (b) if a Liquidity Event of Default occurs, or otherwise in connection with the enforcement of any Operative Agreement, all out-of-pocket expenses incurred by the Liquidity Provider, including reasonable fees and disbursements of a single legal counsel, in connection with such Liquidity Event of Default or enforcement and any collection, bankruptcy, insolvency and other enforcement proceedings in connection therewith, (c) to the extent not paid by FedEx, any expenses incurred by the Liquidity Provider, including reasonable fees and disbursements of counsel, in connection with the replacement of this Agreement by a Replacement Liquidity Facility pursuant to Section 3.05(d)(i) of the Intercreditor Agreement, and (d) any and all expenses incurred by the Liquidity Provider in connection with any action or proceeding relating to any order, injunction, or other process or decree restraining or seeking to restrain the Liquidity Provider from paying any amount under this Agreement, the Intercreditor Agreement or any other Operative Agreement or otherwise affecting the application of funds in the Class AA Cash Collateral Account. In addition, the Borrower shall pay any and all recording, stamp and other similar Taxes and fees payable or determined to be payable in the United States in connection with the execution, delivery, filing and recording of this Agreement, any other Operative Agreement and such other documents, and agrees to save the Liquidity Provider harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such Taxes or fees.

Section 7.08 Binding Effect; Participations. (a) This Agreement shall be binding upon and inure to the benefit of the Borrower and the Liquidity Provider and their respective successors and permitted assigns, except that neither the Liquidity Provider (except as otherwise provided in this Section 7.08) nor (except as contemplated by Section 3.08) the Borrower shall

Revolving Credit Agreement (Class AA) (2020-1 EETC)

have the right to assign, pledge or otherwise transfer its rights or obligations hereunder or any interest herein, subject to the Liquidity Provider’s right to grant Participations pursuant to Section 7.08(b).

(b) The Liquidity Provider agrees that it will not grant any participation (including, without limitation, a “risk participation”) (any such participation, a “Participation”) in or to all or a portion of its rights and obligations hereunder or under the other Operative Agreements, unless all of the following conditions are satisfied: (i) such Participation is to a Permitted Transferee, (ii) such Participation is made in accordance with all applicable laws, including, without limitation, the Securities Act of 1933, as amended, the Trust Indenture Act of 1939, as amended, any laws or regulations imposing U.S. economic sanctions measures or any orders or licenses issued thereunder and any other applicable laws relating to the transfer of similar interests and (iii) such Participation shall not be made under circumstances that require registration under the Securities Act of 1933, as amended, or qualification of any indenture under the Trust Indenture Act of 1939, as amended. Notwithstanding any such Participation, the Liquidity Provider agrees that (1) the Liquidity Provider’s obligations under the Operative Agreements shall remain unchanged, and such participant shall have no rights or benefits as against FedEx or the Borrower or under any Operative Agreement, (2) the Liquidity Provider shall remain solely responsible to the other parties to the Operative Agreements for the performance of such obligations, (3) the Liquidity Provider shall remain the maker of any Advances, and the other parties to the Operative Agreements shall continue to deal solely and directly with the Liquidity Provider in connection with the Advances and the Liquidity Provider’s rights and obligations under the Operative Agreements, (4) the Liquidity Provider shall be solely responsible for any withholding Taxes or any filing or reporting requirements relating to such Participation and shall hold the Borrower and FedEx and their respective successors, permitted assigns, affiliates, agents and servants harmless against the same and (5) neither FedEx nor the Borrower shall be required to pay to the Liquidity Provider any amount under Section 3.01 or Section 3.03 greater than it would have been required to pay had there not been any grant of a Participation by the Liquidity Provider. The Liquidity Provider may, in connection with any Participation or proposed Participation pursuant to this Section 7.08(b), disclose to the participant or proposed participant any information relating to the Operative Agreements or to the parties thereto furnished to the Liquidity Provider thereunder or in connection therewith and permitted to be disclosed by the Liquidity Provider; provided, however, that prior to any such disclosure, the participant or proposed participant shall agree in writing for the express benefit of the Borrower and FedEx to preserve the confidentiality of any confidential information included therein (subject to customary exceptions).

The Borrower acknowledges and agrees that the Liquidity Provider’s source of funds may derive in part from its participants. Accordingly, in determining amounts due by the Borrower to the Liquidity Provider pursuant to Section 3.01 and Section 3.03 of this Agreement, references in this Agreement to determinations, reserve, liquidity and capital adequacy requirements, increased costs, reduced receipts, additional amounts due pursuant to Section 3.03

Revolving Credit Agreement (Class AA) (2020-1 EETC)

as they pertain to the Liquidity Provider shall be deemed also to include those of each of its participants that are commercial banking institutions and of whose participation the Borrower has been notified, in each case up to the maximum amount that would have been incurred by or attributable to the Liquidity Provider directly had there not been any grant of a Participation by the Liquidity Provider, and references to the Liquidity Provider therein and in related definitions shall be treated as references to such participants where applicable; provided that in any event, neither FedEx nor the Borrower shall be required to pay any amount under Section 3.01 or Section 3.03 greater than it would have been required to pay had there not been any grant of a Participation by the Liquidity Provider.

The Liquidity Provider shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest under this Agreement (the “Participant Register”); provided that the Liquidity Provider shall not have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any commitments, loans or its other obligations) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and the Liquidity Provider shall treat each Person whose name is recorded in the Participant Register as the owner of such Participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(c) Notwithstanding the other provisions of this Section 7.08, the Liquidity Provider may assign and pledge all or any portion of the Advances owing to it to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the ~~Board of Governors of the~~ Federal Reserve ~~System~~Board and any Operating Circular issued by such Federal Reserve Bank; provided that any payment in respect of such assigned Advances made by the Borrower to the Liquidity Provider in accordance with the terms of this Agreement shall satisfy the Borrower’s obligations hereunder in respect of such assigned Advance to the extent of such payment. No such assignment shall release the Liquidity Provider from its obligations hereunder.

Section 7.09 Severability. To the extent permitted by applicable law, any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 7.10 Governing Law. THIS AGREEMENT HAS BEEN DELIVERED IN THE STATE OF NEW YORK AND THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

Revolving Credit Agreement (Class AA) (2020-1 EETC)

Section 7.11 Submission to Jurisdiction; Waiver of Jury Trial; Waiver of Immunity. (a) Each of the parties hereto, to the extent it may do so under applicable law, for purposes hereof hereby (i) irrevocably submits itself to the non-exclusive jurisdiction of the courts of the State of New York sitting in the City of New York and to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York located in the Borough of Manhattan for the purposes of any suit, action or other proceeding arising out of this Agreement, the subject matter hereof or any of the transactions contemplated hereby brought by any party or parties hereto or thereto, or their successors or permitted assigns, (ii) waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof or any of the transactions contemplated hereby may not be enforced in or by such courts, (iii) agrees that service of process in any such suit, action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to each party hereto at its address set forth in Section 7.02 hereof, or at such other address of which each party shall have been notified pursuant thereto and (iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right of the Liquidity Provider to sue in any other jurisdiction.

(b) THE BORROWER AND THE LIQUIDITY PROVIDER EACH HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT AND THE RELATIONSHIP THAT IS BEING ESTABLISHED, including, without limitation, contract claims, tort claims, breach of duty claims and all other common law and statutory claims. The Borrower and the Liquidity Provider each warrant and represent that it has reviewed this waiver with its legal counsel, and that it knowingly and voluntarily waives its jury trial rights following consultation with such legal counsel. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THIS WAIVER IS IRREVOCABLE, AND CANNOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

(c) To the extent that the Liquidity Provider or any of its properties has or may hereafter acquire any right of immunity, whether characterized as sovereign immunity or otherwise, and whether under the United States Foreign Sovereign Immunities Act of 1976 (or any successor legislation) or otherwise, from any legal proceedings, whether in the United States or elsewhere, to enforce or collect upon this Agreement, including, without limitation, immunity from suit or service of process, immunity from jurisdiction or judgment of any court or tribunal or execution of a judgment, or immunity of any of its property from attachment prior to any entry of judgment, or from attachment in aid of execution upon a judgment, the Liquidity Provider hereby irrevocably and expressly waives any such immunity, and agrees not to assert any such right or claim in any such proceeding, whether in the United States or elsewhere.

Revolving Credit Agreement (Class AA) (2020-1 EETC)

Section 7.12 Counterparts. This Agreement may be executed in any number of counterparts (and each party shall not be required to execute the same counterpart). Each counterpart of this Agreement including a signature page or pages executed by each of the parties hereto shall be an original counterpart of this Agreement, but all of such counterparts together shall constitute one instrument.

Section 7.13 Entirety. This Agreement and the Intercreditor Agreement constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersede all prior understandings and agreements of such parties.

Section 7.14 Headings. The headings of the various Articles and Sections herein and in the Table of Contents hereto are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

Section 7.15 Liquidity Provider’s Obligation to Make Advances. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THE OBLIGATIONS OF THE LIQUIDITY PROVIDER TO MAKE ADVANCES HEREUNDER, AND THE BORROWER’S RIGHTS TO DELIVER NOTICES OF BORROWING REQUESTING THE MAKING OF ADVANCES HEREUNDER, SHALL BE ABSOLUTE, UNCONDITIONAL AND IRREVOCABLE, AND SHALL BE PAID OR PERFORMED, IN EACH CASE STRICTLY IN ACCORDANCE WITH THE TERMS OF THIS AGREEMENT.

Section 7.16 Patriot Act. The Liquidity Provider hereby notifies the Borrower that pursuant to the requirements of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“USA PATRIOT Act”) it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow the Liquidity Provider to identify the Borrower in accordance with such Act.

Section 7.17 Acknowledgment and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in this Agreement or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under this Agreement, to the extent such liability is unsecured, may be subject to Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

Revolving Credit Agreement (Class AA) (2020-1 EETC)

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement; or

(iii) the variation of the terms of such liability in connection with the exercise of Write-Down and Conversion Powers of any applicable Resolution Authority.

Section 7.18 Head Office Obligations. The Liquidity Provider is BNP Paribas, acting through its New York branch. The Liquidity Provider hereby agrees that, notwithstanding the place of booking or its jurisdiction of incorporation or organization, the obligations of the Liquidity Provider hereunder are also the obligations of the head office of BNP Paribas in Paris, France (the “Head Office”). Accordingly, any beneficiary of this Agreement will be able to proceed directly against the Head Office (subject to the effect of any applicable bankruptcy, liquidation, winding-up, insolvency, reorganization or similar laws affecting the rights of creditors generally, including all laws relating to administration or insolvency proceedings, to conciliation, nomination of an ad-hoc receiver or similar procedures), if the Liquidity Provider defaults in its obligations to such beneficiary under this Agreement.

Section  7.19 Rates. The Liquidity Provider does not warrant or accept any responsibility for, and shall not have any liability with respect to, (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Liquidity Provider and its affiliates or other related entities may engage in transactions that affect the calculation of the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower or FedEx. The Liquidity Provider may select information sources or services in its reasonable discretion to ascertain the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR or any other Benchmark, or any component definition thereof or rates referred to in the definition thereof, in each case pursuant to the terms

Revolving Credit Agreement (Class AA) (2020-1 EETC)

of this Agreement, and shall have no liability to the Borrower, FedEx or any other Person for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

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Revolving Credit Agreement (Class AA) (2020-1 EETC)